                                                                       Exhibit A

To:      The Ethics Office, Mailzone N8A



                        ACKNOWLEDGMENT OF RECEIPT - 2000


         ------------------------------     --------------------------------
         Date                               Signature

         ------------------------------     --------------------------------
         Internal Phone                     Please Print Your Name Here

         ------------------------------     --------------------------------
         Social Security Number             Badge Number



              / / Regular Employee             / / Temporary Employee


I acknowledge receipt of the Policy Package dated January 1, 2000, containing:

--------------------------------------------------------------------------------
            POLICY NAME                           APPLICABILITY
--------------------------------------------------------------------------------
The Code of Ethics and the Insider    All employees
Trading Policy Statement
--------------------------------------------------------------------------------
Personal Conduct Rules                Registered employees (e.g., series 6, 7,
                                      63, etc.) and employees of Fidelity
                                      Brokerage Services, Inc., National
                                      Financial Services Corporation, Fidelity
                                      Investments Institutional Services
                                      Company, Inc., and Fidelity Distributors
                                      Corporation.
--------------------------------------------------------------------------------

I represent that I have read and understand the policies that apply to me, and acknowledge that my personal and beneficially owned securities transactions are subject to the terms of the Fidelity Code of Ethics and the Insider Trading Policy Statement and, if applicable, the Personal Conduct Rules. I certify to the best of my knowledge that all my personal and beneficially owned securities transactions, for the current calendar year or since my date of employment, have been reported as required and are consistent with the terms of the Fidelity Code of Ethics and the Insider Trading Policy Statement and that I have conducted myself in accordance with the Insider Trading Policy Statement and, if applicable, the Personal Conduct Rules. I certify that I have shared the provisions of the Code of Ethics and the Insider Trading Policy Statement with family members sharing my household. In addition, I certify my understanding that Fidelity's Professional Conduct Policies apply to me. (HR Web at http://mgs.fmr.com/hr/polproc)

I authorize access to my Fidelity mutual fund and/or brokerage accounts by Fidelity as deemed necessary pursuant to Rule 204-2(a)(12) of the Investment Advisers Act of 1940, and I further authorize Fidelity to receive duplicate confirmations and statements for any personal or beneficially owned brokerage account I maintain outside Fidelity. I acknowledge that any communications with the Ethics Office including pre-clearances of reportable securities transactions required pursuant to this Code may be recorded.

I understand that Fidelity may amend any of the attached policies at any time, and that it is my responsibility to be aware of and adhere to the most current version of the policies.

                        RETURN TO THE ETHICS OFFICE, N8A

COE---YR2K

[LOGO]                                     MEMO
                                           |X|      Fidelity Internal
                                           |_|      Fidelity Confidential
                                           |_|      Fidelity Highly Confidential

     TO:   ALL FIDELITY EMPLOYEES

   FROM:   THE ETHICS OFFICE
           CORPORATE COMPLIANCE

   DATE:   December 10, 1999



SUBJECT:   The Code of Ethics for Personal Investing and the Personal Conduct
           Rules



           The attached policy package contains policies and procedures which you are expected to comply with as a condition of your employment. They are:

           ---------------------------------------------------------------------------------
                         POLICY NAME                             APPLICABILITY
           ---------------------------------------------------------------------------------
           The Code of Ethics for Personal            All employees
           Investing and The Insider Trading
           Policy Statement
           ---------------------------------------------------------------------------------
           Personal Conduct Rules                     Registered employees (e.g., series
                                                      6, 7, 63, etc.) and employees of
                                                      Fidelity Brokerage Services, Inc.,
                                                      National Financial Services
                                                      Corporation, Fidelity Investments
                                                      Institutional Services Company,
                                                      Inc., and Fidelity Distributors
                                                      Corporation.
           ---------------------------------------------------------------------------------

          Please read the policies that apply to you and immediately sign the Acknowledgment of Receipt. THE
          ACKNOWLEDGMENT MUST BE RETURNED TO THE ETHICS OFFICE,
          MAILZONE N8A, NO LATER THAN JANUARY 31, 2000 (OR WITHIN
          SEVEN DAYS OF YOUR DATE OF HIRE).

          This year, we would like to report a 100% return of Acknowledgments to senior management by January 31. Please help us reach this goal by immediately taking the time to read the policies and to return your signed Acknowledgment. In addition to improving the timeliness of returns, you will directly assist in our ongoing effort to decrease Fidelity's distribution and collection costs.

          In addition, there are Professional Conduct Policies that are separate from this package that also apply to you. These policies include, but are not limited to:


FIDELITY INVESTMENTS         82 Devonshire Street, N8A          Memo - Page 1
THE ETHICS OFFICE            Boston, MA 02109

[LOGO]                                     MEMO
                                           |X|      Fidelity Internal
                                           |_|      Fidelity Confidential
                                           |_|      Fidelity Highly Confidential


     -    Outside Activities and Affiliations

     -    Gifts and Gratuities

     -    Electronic Communications.

You may view these policies and others that will apply to you on HR Web on the Intranet at HTTP://MGS.FMR.COM/HR/POLPROC.

Please use the following contacts to direct your questions to the appropriate party:

     - For questions about the Personal Conduct Rules, contact your local compliance advisor or Corporate Compliance at (617)563-3149.

     - For questions about the Code of Ethics and the Insider Trading Policy Statements, you may contact the Ethics Office by calling
          (617)563-5566, or emailing "Code of Ethics."


SUMMARY OF CHANGES, EFFECTIVE JANUARY 1, 2000

The Code of Ethics has recently been amended to clarify existing policy. The substantive changes are as follows:

APPLICABLE TO ACCESS PERSONS, INVESTMENT PROFESSIONALS AND SENIOR EXECUTIVES.

     - HOLDINGS DISCLOSURE (SECTION IV. A.): Access Persons must provide a list of personal and beneficially owned holdings within 7 days of commencement of employment or designation as an Access Person. In addition, Access Persons must file an annual holdings update. This is a new requirement under amended Rule 17j-1 of the Investment Company Act of 1940.


STEPS TO HELP YOU COMPLY

1. Determine if you are a Non-Access Person, Access Person, Investment Professional or Senior Executive as defined in the Code of Ethics (Section
     III). If you have any questions regarding your access designation, please contact us by calling (617)563-5566 or by emailing us at "Code of Ethics."

2. Read the Code of Ethics and, if applicable, the Personal Conduct Rules and return your signed Acknowledgment (Exhibit A) to the Ethics Office, mailzone N8A, by January 31. If you were hired after January 1, the signed Acknowledgment, your Personal Brokerage Account Disclosure Form (Exhibit
     E), and, if applicable, your Personal Holdings Disclosure Form (Exhibit F) must be returned within 7 days of your hire date.




FIDELITY INVESTMENTS         82 Devonshire Street, N8A          Memo - Page 2
THE ETHICS OFFICE            Boston, MA 02109

[LOGO]                                     MEMO
                                           |X|      Fidelity Internal
                                           |_|      Fidelity Confidential
                                           |_|      Fidelity Highly Confidential

3. Familiarize yourself with the general provisions of the Code of Ethics that apply to all employees as well as the specific provisions that will apply to you based upon your access designation.

4. If you have executed transactions in an approved external brokerage account and find that they have not been reported to the Ethics Office as required, immediately forward copies of account statements with the transaction information to us. If an account statement is not available, complete the Report of Securities Transactions (Exhibit B) with the requested information, and send it to us at N8A. Once again, it is your responsibility to ensure that duplicate confirmations and statements for approved external accounts are forwarded to the Ethics Office.

5.   If you are a new employee:

     a) Disclose to the Ethics Office all personal and beneficially owned brokerage accounts you currently maintain, whether with Fidelity Brokerage Services, Inc. (FBSI) or another broker-dealer. (Exhibit E).

     b) Immediately initiate a transfer, or close, all personal and beneficially owned brokerage accounts at brokers other than those approved for the region unless you receive written permission from the Ethics Officer, or his designee, to maintain an external account (see Exhibit G). If you receive written permission from the Ethics Officer, or his designee, to maintain an account outside of the approved broker for the region, it is your responsibility to ensure that duplicate confirmations and statements are being sent to the Ethics Office.

     c) If you are an Access Person, Investment Professional or Senior Executive, disclose to the Ethics Office all personal and beneficially owned holdings using Exhibit F. Your disclosure should include private placements and certificated shares.

6. Notify the Ethics Office if you are a beneficial owner of a Fidelity Brokerage Services, Inc. (FBSI) account that is not under your name (Exhibit E).





FIDELITY INVESTMENTS         82 Devonshire Street, N8A          Memo - Page 3
THE ETHICS OFFICE            Boston, MA 02109

                                                   FIDELITY INTERNAL INFORMATION





                              FIDELITY INVESTMENTS'


                      CODE OF ETHICS FOR PERSONAL INVESTING


                                       AND


                          THE STATEMENT OF POLICIES AND

                          PROCEDURES ON INSIDER TRADING






                                 JANUARY 1, 2000

                                                   FIDELITY INTERNAL INFORMATION

                                TABLE OF CONTENTS
CODE OF ETHICS

I.    PURPOSE AND SCOPE OF THIS CODE........................................6

   A.    PERSONAL SECURITIES TRANSACTIONS...................................6
   B.    GUIDING PRINCIPLES.................................................6

II.   PERSONS (AND ACCOUNTS) TO WHOM THIS CODE APPLIES......................7

   A.    ACCESS PERSONS.....................................................7
   B.    NON-ACCESS TRUSTEES................................................8
   C.    PORTFOLIO MANAGERS.................................................8
   D.    FIDELITY EMPLOYEES.................................................8
   E.    OTHER PERSONS......................................................8
   F.    COVERED ACCOUNTS (BENEFICIAL OWNERSHIP)............................8

III.     PROVISIONS APPLICABLE TO FIDELITY EMPLOYEES AND THEIR ACCOUNTS.....9

   A.    PROCEDURAL REQUIREMENTS............................................9
   B.    PROHIBITED ACTIVITIES.............................................11
   C.    RESTRICTED ACTIVITIES.............................................12

IV.      ADDITIONAL REQUIREMENTS APPLICABLE TO ACCESS PERSONS..............13

   A.    DISCLOSURE OF PERSONAL SECURITIES HOLDINGS........................13
   B.    PRE-CLEARANCE.....................................................13
   C.    GOOD-TILL-CANCELED ORDERS.........................................14
   D.    PURCHASE OF CLOSED-END FUNDS......................................14

V.    ADDITIONAL REQUIREMENTS APPLICABLE TO INVESTMENT PROFESSIONALS AND
      SENIOR EXECUTIVES....................................................14

   A.    PRIVATE PLACEMENTS................................................14
   B.    SURRENDER OF SHORT-TERM TRADING PROFITS...........................15
   C.    PURCHASE OF SECURITIES OF CERTAIN BROKER-DEALERS..................15
   D.    RESEARCH NOTES....................................................15
   E.    AFFIRMATIVE DUTY TO RECOMMEND SUITABLE SECURITIES.................16
   F.    AFFIRMATIVE DUTY TO DISCLOSE......................................16
   G.    SERVICE AS A DIRECTOR OR TRUSTEE..................................16

VI.      PROHIBITION ON CERTAIN TRADES BY PORTFOLIO MANAGERS...............16


VII.     NON-ACCESS TRUSTEES...............................................17


VIII.    WAIVERS AND EXCEPTIONS............................................17

   A.    REQUESTS TO WAIVER A PROVISION OF THE CODE OF ETHICS..............17
   B.    EXCEPTIONS........................................................17

IX.      ENFORCEMENT.......................................................17

   A.    REVIEW............................................................17
   B.    BOARD REPORTING...................................................18
   C.    VIOLATIONS........................................................18
   D.    SANCTIONS.........................................................18
   E.    APPEALS PROCEDURES................................................18

INSIDER TRADING POLICY STATEMENT...........................................23

PERSONAL CONDUCT RULES(only applicable to employees affiliated with a broker-dealer)...........................................................30

EXHIBITS...................................................................37

                      CODE OF ETHICS FOR PERSONAL INVESTING

This document constitutes the Code of Ethics adopted by the Fidelity Funds (the "Funds"), the subsidiaries of FMR Corp. that serve as investment advisors or principal underwriters and their affiliated companies (collectively, the "Fidelity Companies") pursuant to the provisions of Rule 17j-1 under the Investment Company Act of 1940 and of Rules 204-2(a)(12) and 204-2(a)(13) under the Investment Advisers Act of 1940 (collectively, the "Rules").

I.   PURPOSE AND SCOPE OF THIS CODE

     A.   PERSONAL SECURITIES TRANSACTIONS

          This Code focuses on personal transactions in securities by persons associated with the various Fidelity Companies. Accordingly, the Code does not attempt to address all areas of potential liability under applicable laws. For example, provisions of the Investment Company Act of 1940 prohibit various transactions between a fund and affiliated persons, including the knowing sale or purchase of property to or from a fund on a principal basis and joint transactions between a fund and an affiliated person. This Code does not address these other areas of potential violation. Accordingly, persons covered by this Code are advised to seek advice from the Ethics Officer, or his or her designee (collectively, the "Ethics Office"), before engaging in any transaction other than the normal purchase or sale of fund shares or the regular performance of their business duties if the transaction directly or indirectly involves themselves and one or more of the Funds.

     B.   GUIDING PRINCIPLES

          The Code is based on the principle that the officers, directors, partners and employees of the Fidelity Companies owe a fiduciary duty to, among others, the shareholders of the Funds to place the interests of the Fund shareholders above their own and to conduct their personal securities transactions in a manner which does not interfere with Fund transactions, create an actual or potential conflict of interest with a Fund or otherwise take unfair advantage of their relationship to the Funds. Persons covered by this Code must adhere to this general principle as well as comply with the Code's specific provisions. It bears emphasis that technical compliance with the Code's procedures will not automatically insulate from scrutiny trades which show a pattern of abuse of the individual's fiduciary duties to the Fidelity Funds in general or a specific Fund in particular. For officers and employees of Fidelity Management & Research Company ("FMR") and its affiliates, the fiduciary responsibility applies to all of the investment companies advised by FMR or any of its affiliates as well as any account holding the assets of third parties for which FMR or any of its affiliates acts in an investment advisory capacity (both types of portfolios hereinafter referred to as the "Fidelity Funds" or "Funds").

          Recognizing that certain requirements are imposed on investment companies and their advisers by virtue of the Investment Company Act of 1940 and the Investment Advisers Act of 1940, considerable thought has been given to devising a code of ethics designed to provide legal protection to accounts for which a fiduciary relationship exists and at the same time maintain an atmosphere within which conscientious professionals may develop and maintain investment skills. It is the combined judgment of the Fidelity Companies and the Boards of the Funds that as a matter of policy a code of ethics should not inhibit responsible personal investment by professional investment personnel, within boundaries reasonably necessary to insure that appropriate safeguards exist to protect the Funds. This policy is based on the belief that personal investment experience can over time lead to better performance of the individual's professional investment responsibilities. The logical extension of this line of reasoning is that such personal investment experience may, and conceivably should, involve securities which are suitable for the Funds in question. This policy quite obviously increases the possibility of overlapping transactions. The provisions of this Code, therefore, are designed to foster personal investments while minimizing conflicts under these circumstances and establishing safeguards against overreaching.

II.  PERSONS (AND ACCOUNTS) TO WHOM THIS CODE APPLIES

     Unless otherwise specified, each provision of this Code applies to all members of the Board of the Funds, and all officers, directors, partners and employees of every Fidelity Company. In addition, the provisions apply to any individual designated and so notified in writing by the Ethics Office. Where the applicability of a particular provision is more limited, the provision will so state. For example, particular provisions may state they are limited to:

     A.   ACCESS PERSONS

          This category includes Investment Professionals, Senior Executives and certain other employees specified in paragraph II. A. 2. below.

          1. INVESTMENT PROFESSIONALS are (i) portfolio managers, research analysts and traders employed by FMR; (ii) employees seconded to FMR from Fidelity International Limited ("FIL") performing similar functions; (iii) all employees of the Capital Markets Division of Fidelity Investment Institutional Brokerage Group ("FIIBG"); (iv) officers (vice-president and above) and members of the Boards of Directors of FMR; and (v) such other employees as the Ethics Office may designate and so notify in writing.

          2. SENIOR EXECUTIVES are (i) officers (vice-president and above) and members of the Boards of Directors of FMR Corp.; (ii) attorneys within Administrative and Government Affairs' ("AGA") Legal Department; (iii) employees of the Fund Treasurer's Department, the FMR Investment & Advisor Compliance Department and the Compliance Systems Technology Group; and (iv) such other employees as the Ethics Office may designate and so notify in writing.

          3. OTHER ACCESS PERSONS are all other employees who, in connection with their regular duties, make, participate in, or obtain timely information regarding the purchase or sale of a security by a Fund or of any investment recommendation to a Fund. This includes
               (i) employees of FMR, Fidelity Management Trust Company ("FMTC"), and Fidelity Pricing and Cash Management Services ("FPCMS"); (ii) other employees seconded from FIL to the foregoing companies;
               (iii) all employees with access to the BOS E (AS400 trading machine), BOS H (AS400 development machine), INVIEW, BONDVIEW or OVERVIEW systems or any other system containing timely information about the Funds' activities or investment recommendations made to the Funds; (iv) all employees within AGA's Operations Audit and Analysis Department, and (v) such other employees as the Ethics Office may designate and so notify in writing.

               Although the Ethics Office seeks to notify Access Persons of their status as such, you are required to comply with all provisions applicable to Access Persons if you are within the above definitions even if the Ethics Office does not notify you of your status. Please contact the Ethics Office if you believe you are an Access Person or if you are unsure of your status under the Code.

     B.   NON-ACCESS TRUSTEES

          1. Trustees of the Fidelity Group of Funds will generally be deemed Access Persons; however, Trustees who fulfill both of the following conditions will be deemed "Non-Access Trustees" and treated as a separate category:

               a)   The Trustee is not an "interested person" (as defined in
                    Section 2(a)(19) of the Investment Company Act of 1940) of any Fidelity Fund; and

               b) The Trustee elects not to receive the Daily Directors' Report and further elects not to have access to the INVIEW, BONDVIEW, or OVERVIEW systems; PROVIDED that this condition shall only be considered fulfilled as of the fifteenth day after the Trustee has notified the Ethics Office of such election.

     C.   PORTFOLIO MANAGERS.

          This category includes employees whose assigned duties are to manage any Fund, or portion thereof, and who have the power and authority to make investment decisions on behalf of such Fund or portion thereof.

     D.   FIDELITY EMPLOYEES.

          This category includes all employees of the Fidelity Companies, including employees seconded to any Fidelity Company by FIL.

     E.   OTHER PERSONS.

          These are persons as specified in a particular provision of the Code or as designated by the Ethics Office.

     F.   COVERED ACCOUNTS (BENEFICIAL OWNERSHIP).

          It bears emphasis that the provisions of the Code apply to transactions in reportable securities for any account "beneficially owned" by any person covered by the Code. The term "beneficial ownership" is more encompassing than one might expect. For example, an individual may be deemed to have beneficial ownership of securities held in the name of a spouse, minor children, or relatives sharing his or her home, or under other circumstances indicating a sharing of financial interest. See the Appendix to this Code for a more comprehensive explanation of beneficial ownership. Please contact the Ethics Office if you are unsure as to whether you have beneficial ownership of particular securities or accounts.

III. PROVISIONS APPLICABLE TO FIDELITY EMPLOYEES AND THEIR ACCOUNTS

     A.   PROCEDURAL REQUIREMENTS

          1. REPORTS ON REPORTABLE SECURITIES. Fidelity has established certain procedures to monitor individual transactions in reportable securities (as defined below) for compliance with this Code, and to avoid situations which have the potential for conflicts of interest with the Funds. You and all persons subject to this Code are required to comply with the procedures described below. Failure to follow these procedures or the filing of a false, misleading or materially incomplete report will itself constitute a violation of this Code.

               Reports required under Section III.A.5. are necessary only for transactions in reportable securities. If an investment is made in an entity substantially all of whose assets are shares of another entity or entities, the security purchased should be reported and the underlying security or securities identified. Furthermore, if an investment is made in a private placement, this transaction must be reported. (See Exhibit B.)

               "REPORTABLE SECURITIES" are ALL securities except:

               a)   U.S. Treasury Notes, Bills and Bonds;

               b) money market instruments such as certificates of deposit, banker's acceptances and commercial paper;

               c)   shares of registered open-end investment companies;

               d)   securities issued by FMR Corp.;

               e) any obligations of agencies and instrumentalities of the U.S. government if the remaining maturity is one year or less; and

               f) commodities and options and futures on commodities provided that the purchase of these instruments may not be utilized to indirectly acquire interests or securities which could not be acquired directly or which could not be acquired without reporting or pre-clearance. See Section III.B.4.

          2. ACKNOWLEDGMENT. Each new Fidelity employee will be given a copy of this Code of Ethics upon commencement of employment. Within 7 days thereafter, you must file an acknowledgment (Exhibit A.) stating that you have read and understand the provisions of the Code of Ethics, and provide a written list to the Ethics Office of all brokerage accounts in which you are a beneficial owner of any securities in the account (Exhibit E.). Additionally, your acknowledgment accords Fidelity the authority to access at any time records for any beneficially owned brokerage account for the period of time you were employed by Fidelity.

          3. ANNUAL UPDATE. Each year, on or before January 31, you must file an annual update stating that you have reviewed the provisions of the Code of Ethics, understand the provisions of the Code and that the Code applies to you, and believe that your personal transactions in reportable securities for the previous calendar year, and those of your family members which are deemed to be beneficially owned by you, have been reported as required under the Code and were consistent with its provisions (Exhibit A.).

          4.   USE OF BROKERS.

               a) ALL FIDELITY EMPLOYEES must conduct all personal and beneficially owned transactions in reportable securities through a brokerage account at Fidelity Brokerage Services, Inc. (FBSI), or with an approved broker outside the U.S. (See Exhibit G.). By opening an account with FBSI you agree to allow FBSI to forward to the Ethics Office reports of your account transactions and to allow the Ethics Office access to all account information. Upon opening such an account you are required to notify FBSI of your status as an employee.

               b) HARDSHIP EXCEPTION: Under circumstances evidencing special hardship and then only with the express written approval of the Ethics Office, you may be granted a waiver to establish accounts for trading reportable securities with brokers other than FBSI or those approved for the region. (See
                    Section VIII.). If you maintain an account with an external broker pursuant to permission from the Ethics Office, you must ensure duplicate reporting as specified in "Transaction Reporting." (See Section III. A. 5.).

          5. TRANSACTION REPORTING. Each employee must report personal transactions in reportable securities to the Ethics Office. Failure to file a report will be treated as the equivalent of a report indicating that there were no transactions in reportable securities. This reporting obligation may be met as follows:

               a) FBSI Accounts: The Ethics Office will assume responsibility for obtaining trade information from FBSI for accounts in your name and all other related FBSI accounts that have been disclosed to the Ethics Office by you.

               b) Non-FBSI (External) Accounts: If any transactions in reportable securities are not being conducted through a FBSI account (including those conducted through an approved broker outside the U.S. or another external broker pursuant to permission from the Ethics Office), you are responsible for ensuring that the institution where the account is maintained agrees to, and promptly provides, regular copies of confirmations and statements directly to the Ethics Office. These confirmations and statements must include the trade date, security description, number of shares or principal amount of each security, the nature of the transaction (e.g., purchase or sale), the total price and the name of the institution that effected the transactions. If transactions cannot or are not reported by the external institution in this fashion, permission to open the account will not be granted or will be revoked by the Ethics Office.

               c) Failure to Report by External Brokers. As noted above, employees are responsible for ensuring their transactions in reportable securities not conducted through a FBSI account are reported to the Ethics Office. If you have executed transactions through an external broker and the broker does not report the transactions as specified in paragraph b) above, you must promptly forward the necessary information to the Ethics Office. If account statements with the necessary information are not available, you must complete the REPORT OF SECURITIES TRANSACTIONS (Exhibit B) with the information and forward it to the Ethics Office.

     B.   PROHIBITED ACTIVITIES

          1. ACTIVITIES FOR PERSONAL BENEFIT. Inducing or causing a Fund to take action, or to fail to take action, for personal benefit rather than for the benefit of the Fund is prohibited. For example, you would violate this Code by causing a Fund to purchase a security you owned for the purpose of supporting or increasing the price of that security. Causing a Fund to refrain from selling a security in an attempt to protect a personal investment, such as an option on that security, also would violate this Code.

          2. PROFITING FROM KNOWLEDGE OF FUND TRANSACTIONS. Using your knowledge of Fund transactions to profit by the market effect of such transactions is prohibited.

          3. VIOLATIONS OF THE ANTIFRAUD LAWS AND REGULATIONS. Violations of the antifraud provisions of the federal securities laws and the rules and regulations promulgated thereunder, including the antifraud provision of Rule 17j-1 under the Investment Company Act of 1940, are prohibited. In that Rule, the Securities and Exchange Commission specifically makes it unlawful for any person affiliated with a Fund, investment adviser or principal underwriter of a Fund in connection with the purchase or sale, directly or indirectly, by such person of a "security held or to be acquired" by such Fund:

               "(1) To employ any device, scheme or artifice to defraud the
                    Fund;

               (2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

               (3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or

               (4) To engage in any manipulative practice with respect to the Fund."

               Rule 17j-1 defines "security held or to be acquired" very broadly to include any security (other securities that are not reportable securities) that, "within the most recent 15 days, (i) is or has been held by such company, or (ii) is being or has been considered by such company or its investment adviser for purchase by such company, and (iii) any option to purchase or sell, and any security convertible into or exchangeable for" a reportable security. Thus the antifraud provisions of Rule 17j-1 may apply to transactions in securities even if not recently traded by a Fund. Under Rule 17j-1, a sufficient nexus exists if a fraud is effected in connection with a security held for a long period in a portfolio or merely considered for inclusion in a portfolio. In addition, the receipt of compensation in the form of an opportunity to purchase a security that is intended to induce a Fund to purchase other securities must be reported under this Rule, whether or not the compensation is in the form of an opportunity to purchase a security "held or to be acquired" by a Fund. Moreover, the general antifraud provisions of the Securities Exchange Act of 1934 and other federal securities statutes make unlawful fraud in connection with the purchase or sale of securities, even if such securities do not fall within the scope of Rule 17j-1.

          4. USE OF DERIVATIVES. Derivatives, including futures and options, and other arrangements may not be used to evade the restrictions of this Code. Accordingly, you may not use derivatives or other arrangements with similar effects to take positions in securities that the Code would prohibit if the positions were taken directly. For purposes of this section, "futures" are futures on securities or securities indexes; "options" are options (puts or calls) on securities or securities indexes, or options on futures on securities or securities indexes. Options and futures on commodities are not "reportable securities" except as specified in Section III. A. 1. f).

          5. GIFTS AND HOSPITALITIES. The Fidelity Companies generally prohibit employees from receiving gifts, gratuities, and other from any person or entity that does business with the Funds or with any Fidelity Company or from any entity which is a potential portfolio investment for the Funds. Fidelity's Gifts and Gratuities Policy, which is separate from this Code, sets forth the specific policies, restrictions and procedures to be observed by employees with respect to business-related gifts and related matters.

          6. RESTRICTED SECURITIES. From time to time, the Ethics Office may place a security on a restricted list. Certain employees, as designated on a case-by-case basis by the Ethics Office, may not effect transactions in securities on the restricted list.

          7. INVESTMENTS IN HEDGE FUNDS AND INVESTMENT CLUBS. You may not invest in hedge funds or investment clubs because such funds or clubs cannot normally be expected to comply with the provisions of this Code.

     C.   RESTRICTED ACTIVITIES

          The following are restricted by this Code of Ethics:

          1. SHORT SALE ACTIVITIES. Purchasing puts to open, selling calls to open or selling a security short where there is no corresponding long position in the underlying security is prohibited; short sales against the box are permitted. This prohibition includes purchasing puts and selling calls on all market indexes with the exception of the following indexes: S&P 100, S&P Mid Cap 400, S&P 500, Morgan Stanley Consumer Index, FTSE 100 and Nikkei 225. Short sales of the Fidelity Select Portfolios are also prohibited.

          2. PUBLIC OFFERINGS FOR WHICH NO PUBLIC MARKET PREVIOUSLY EXISTED. The purchase of an initial public offering of securities for which no public market in the same or similar securities of that issuer has previously existed is prohibited except as noted below. This prohibition includes "secondary" public offerings (where the securities are offered publicly by a substantial shareholder and not from the company's treasury) and so-called "free stock offers" through the Internet, and applies both to equity and debt securities.

               EXCEPTIONS. Exceptions from this prohibition may be granted in special circumstances with the written permission of the Ethics Office (e.g., receipt of securities or their subsequent sale by an insurance policyholder or depositor of a company converting from mutual to stock form).

          3. EXCESSIVE TRADING. While active personal trading does not in and of itself raise issues under Rule 17j-1, the Fidelity Companies and Boards of the Funds believe that a very high volume of personal trading can be time consuming and can increase the possibility of actual or apparent conflicts with portfolio transactions. Accordingly, an unusually high level of personal trading activity is strongly discouraged and may be monitored by the Ethics Office to the extent appropriate for the category of person, and a pattern of excessive trading may lead to the taking of appropriate action under the Code.

          4. DISCRETIONARY AUTHORIZATION. You may not exercise investment discretion over accounts in which you have no beneficial interest. If you wish to do so, you must contact the Ethics Office for approval.

IV.  ADDITIONAL REQUIREMENTS APPLICABLE TO ACCESS PERSONS

     Because of their access to information about Fund investments and/or investment recommendations, Access Persons are necessarily subject to somewhat greater restrictions and closer scrutiny than are other persons subject to the Code. Accordingly, in addition to complying with the provisions detailed in Section III of this Code, Access Persons are required to comply with the provisions of this section.

     A.   DISCLOSURE OF PERSONAL SECURITIES HOLDINGS.

          Access Persons must disclose in writing all personal securities holdings owned directly or otherwise beneficially owned. (See Exhibit F.)

          1. INITIAL REPORT. Each new Access Person must file a holdings disclosure within 7 days of the commencement of employment or of being designation an Access Person.

          2. ANNUAL REPORT. Each Access Person must file a holdings report containing current information as of a date no more than 30 days before the report is submitted.

     B. ALL PERSONAL TRADES IN REPORTABLE SECURITIES MUST BE CLEARED IN ADVANCE BY THE APPROPRIATE PRE-CLEARANCE DESK.

          One of the most important objectives of this Code is to prevent Access Persons from making personal trades on the basis of information about portfolio transactions made by the Funds. Trading on such information for personal benefit not only constitutes a violation of this Code, but also may influence the market in the security traded and thus prevent transactions for the Funds from being conducted at the most favorable price. To further reduce the possibility that Fund transactions will be affected by such trades, Access Persons must comply with the following procedures before effecting a personal transaction in any securities which are "reportable securities":

          1.   PRE-CLEARANCE PROCEDURES.

               a) On any day that you plan to trade a reportable security, you must first contact the appropriate pre-clearance desk for approval. (See Exhibit H.) (PLEASE NOTE THAT PRE-CLEARANCE COMMUNICATIONS MAY BE RECORDED FOR THE PROTECTION OF FIDELITY AND ITS EMPLOYEES.) By seeking pre-clearance, you will be deemed to be advising the

                    Ethics Office that you (i) do not possess any material, nonpublic information relating to the security; (ii) are not using knowledge of any proposed trade or investment program relating to the Funds for personal benefit; (iii) believe the proposed trade is available to any market participant on the same terms; and (iv) will provide any other relevant information requested by the Ethics Office. The pre-clearance desk will consider approval of the trade for execution only upon the day the request is made. Generally, a pre-clearance request will not be approved if the pre-clearance desk determines that the trade will have a material influence on the market for that security or will take advantage of, or hinder, trading by the Funds. Additionally, the pre-clearance desk will evaluate a pre-clearance request for a transaction to determine if you are in compliance with the other provisions of the Code relevant to such transaction. Securities and transaction types that do not require pre-clearance include the following: currency warrants; rights subscriptions; gifting of securities; automatic dividend reinvestments; and options on the following indexes: S&P 100, S&P Mid Cap 400, S&P 500, Morgan Stanley Consumer Index, FTSE 100 and Nikkei 225.

               b) Transactions in accounts beneficially owned by an employee where investment discretion has been provided to a third party in a written document and for which the employee provides no input regarding investment decision making will not be subject to pre-clearance. Transactions in reportable securities in such accounts, however, still must be reported under this Code.

               c) In addition to any other sanctions provided for under the Code (see Section IX. D.), failure to pre-clear a transaction as required above may result in a requirement to surrender any profits realized in connection with the transaction.

     C.   GOOD-TILL-CANCELED ORDERS.

          Access Persons may not place good-till-canceled orders.
          Good-till-canceled orders may inadvertently cause an employee to violate the pre-clearance provisions of this Code.

     D.   PURCHASE OF CLOSED-END FUNDS.

          The purchase of closed-end funds for which a Fidelity Company performs the pricing and bookkeeping services is prohibited without prior approval by the Ethics Office.

V. ADDITIONAL REQUIREMENTS APPLICABLE TO INVESTMENT PROFESSIONALS AND SENIOR EXECUTIVES

     In addition to complying with the provisions detailed in Sections III and IV of this Code, Investment Professionals and Senior Executives are required to comply with the provisions of this section.

     A.   PRIVATE PLACEMENTS.

          Private placements are in many cases not suitable investments for the Funds. However, in various circumstances, they may be suitable investments. In order to avoid even the appearance of a conflict of interest between their personal investment activities and their fiduciary responsibility to the Funds' shareholders, Investment Professionals and Senior Executives must follow the procedures outlined below to participate in a private placement.

          1.   PRIOR APPROVAL TO PARTICIPATE.

               You must receive written approval from your Division or Department Head and the Ethics Office, utilizing Exhibit C, prior to any purchase of a privately placed security. If you are a Division or Department Head, then approval shall be received from the President of FMR. (See Exhibit C.)

          2.   TRANSACTION REPORTING.

               If approved, you must report the purchase to the Ethics Office within 10 days of the end of the month in which the purchase occurred, using the REPORT OF SECURITIES TRANSACTIONS form (Exhibit B.).

          3.   IN THE EVENT OF SUBSEQUENT INVESTMENT BY A FUND OR FUNDS.

               After approval is granted, if you have any material role in subsequent consideration by any Fund of an investment in the same or an affiliated issuer, you must disclose your interest in the private placement investment to the person(s) making the investment decision. Notwithstanding such a disclosure, any decision by any Fund to purchase the securities of the issuer, or an affiliated issuer, must be subject to an independent review by your Division or Department Head.

     B.   SURRENDER OF SHORT-TERM TRADING PROFITS.

          Short-term trading can be both time consuming and can increase the possibility of actual or apparent conflicts with Fund transactions. To reduce instances of short-term trading, the Fidelity Companies and the Boards of the Funds have determined that Investment Professionals and Senior Executives will be required to surrender short-term trading profits. )

          Short-term trading profits are profits generated from the purchase and sale of the same (or equivalent) security within 60 calendar days. Transactions will be matched with any opposite transaction within the most recent 60 calendar days. Options on the following indexes are not subject to this provision: S&P 100, S&P Mid Cap 400, S&P 500, Morgan Stanley Consumer Index, FTSE 100 and Nikkei 225. Exhibit D contains further information and examples concerning application of this policy.

     C.   PURCHASE OF SECURITIES OF CERTAIN BROKER-DEALERS.

          Investment Professionals and Senior Executives, unless specifically excluded by the Ethics Office, may not purchase securities of certain broker-dealers or parent companies as identified from time to time by the Ethics Office based upon the level and nature of services provided to the Funds.

     D.   RESEARCH NOTES.

          Investment Professionals and Senior Executives specifically designated by the Ethics Office must wait two business days after the day on which a research note is issued prior to trading for their beneficially owned accounts in the securities of the issuer(s) that is the subject of the note.

     E.   AFFIRMATIVE DUTY TO RECOMMEND SUITABLE SECURITIES.

          A portfolio manager or a research analyst may not fail to timely recommend a suitable security to, or purchase or sell a suitable security for, a Fund in order to avoid an actual or apparent conflict with a personal transaction in that security. Before trading any security, a portfolio manager or research analyst has an affirmative duty to provide to Fidelity any material, public information that comes from the company about such security in his or her possession. As a result, portfolio managers or research analysts should (a) confirm that a Research Note regarding such information on such security is on file prior to trading in the security, or (b) if not, should either contact the Director of Research or publish such information in their possession and wait two business days prior to trading in the security.

     F.   AFFIRMATIVE DUTY TO DISCLOSE.

          Investment Professionals and Senior Executives who own a security, or who have decided to effect a personal transaction in a security, have an affirmative duty to disclose this information in the course of any communication about that security when the purpose or reasonable consequence of such communication is to influence a portfolio to buy, hold or sell that security. The disclosure of ownership should be part of the initial communication but need not be repeated in the case of continuing communications directed to a specific person.

     G.   SERVICE AS A DIRECTOR OR TRUSTEE.

          Service on a board of directors or Trustees poses several forms of potential conflicts for employees. These include potentially conflicting fiduciary duties to the company and a Fund, receipt of possibly material, nonpublic information and conflicting demands on the time of the employee. Accordingly, service by any Investment Professional or Senior Executive on a board of directors of a non-Fidelity publicly-traded or privately-held company likely to issue shares is prohibited absent prior authorization. Approval will be based upon a determination that the board service would be in the best interests of the Funds and their shareholders. Requests for approval of board service should be submitted in writing to the Ethics Office.

VI.  PROHIBITION ON CERTAIN TRADES BY PORTFOLIO MANAGERS

     Portfolio managers are the people most familiar with the investment decisions they are making for the Funds they manage. Even the appearance of a portfolio manager trading the same securities for his or her personal account on or about the same time as he or she is trading for the Fund is not in the best interest of the Funds. Accordingly, as a portfolio manager, you may not buy or sell a security your Fund has traded within 7 calendar days on either side of the Fund's trade date (i.e., date of execution, not the settlement date). For example, assuming the day your Fund trades a security is day 0, day 8 is the first day you may trade that security for your own account. This prohibition is in addition to the restrictions that apply generally to all persons subject to this Code and those applicable to Access Persons. If application of this rule would work to the disadvantage of a Fund (e.g., you sold a security on day 0 and on day 3, after new events had occurred, determined that the Fund should buy the same security) you must apply to the Ethics Officer for an exception (see Section VIII. below).

     In addition to any other sanction provided for under the Code of Ethics (see Section IX. D.), any profit realized from a transaction within the prescribed period may be required to be surrender to FMR. Transactions in accounts beneficially owned by you where investment discretion has been provided to a third party in a written document and for which you provide no input regarding investment decision making will not be subject to this 7 day provision.

VII.  NON-ACCESS TRUSTEES

      Pursuant to Rule 17j-1, a Non-Access Trustee need not file reports of his or her transactions in reportable securities unless at the time of the transaction the Board member knew, or in the ordinary course of fulfilling his or her duties as a Fidelity Fund Board member should have known: (a) that one or more of the Funds had purchased or sold or was actively considering the purchase or sale of that security within the 15-day period preceding the Board member's transaction, or (b) that one or more Funds would be purchasing, selling or actively considering the purchase or sale of that security within the 15 days following the Board member's transaction. The knowledge in question is the Board member's knowledge at the time of the Board member's transaction, not knowledge subsequently acquired. Although a Non-Access Trustee is not required to report transactions unless the above conditions are met, the Boards of Trustees of the Funds have adopted a policy that requires a Non-Access Trustee to report personal securities transactions on at least a quarterly basis.

VIII. WAIVERS AND EXCEPTIONS

      A.    REQUESTS TO WAIVER A PROVISION OF THE CODE OF ETHICS.

            An employee may request in writing to the Ethics Office a waiver of any Code of Ethics provision. If appropriate, the Ethics Office will consult with the Ethics Oversight Committee (a committee which consists of representatives from senior management) in considering such request. The Ethics Office will inform you in writing whether or not the waiver has been granted. If you are granted a waiver to any Code of Ethics provision, you will be expected to comply with all other provisions of the Code. You may contact the Ethics Office for specific requirements.

      B.    EXCEPTIONS.

            Special approval to make any trade prohibited by this Code may be sought from the Ethics Office. Special approvals will be considered on a case-by-case basis. The decision to grant special approval will be based on whether the trade is consistent with the general principles of this Code and whether the trade is consistent with the interest of the relevant Fund(s). The Ethics Office will maintain a written record of exceptions, if any, that are permitted.

IX.   ENFORCEMENT

      The Rules adopted by the SEC require that a code of ethics must not only be adopted but must also be enforced with reasonable diligence. Records of any violation of the Code and of the actions taken as a result of such violations will be kept.

      A.    REVIEW.

            The Ethics Office will review on a regular basis the reports filed pursuant to this Code. In this regard, the Ethics Office will give special attention to evidence, if any, of potential violations of the antifraud provisions of the federal securities laws or the procedural requirements or ethical standards set forth in this Code and the

            Statement of Policies and Procedures with Respect to the Flow and Use of Material Nonpublic (Inside) Information ("Insider Trading Policy Statement" to follow).

            The policies and procedures described in this Code do not create any obligations to any person or entity other than the Fidelity Companies and the Funds. This Code is not a promise or contract, and it may be modified at any time. The Fidelity Companies and the Funds retain the discretion to decide whether this Code applies to a specific situation, and how it should be interpreted.

      B.    BOARD REPORTING.

            The Ethics Office will provide to the Boards of Trustees of the Funds no less frequently than annually a summary of significant sanctions imposed for material violations of this Code or the Insider Trading Policy Statement.

      C.    VIOLATIONS.

            When potential violations of the Code of Ethics or the Insider Trading Policy Statement come to the attention of the Ethics Office, the Ethics Office may investigate the matter. This investigation may include a meeting with the employee. Upon completion of the investigation, if necessary, the matter will be reviewed with senior management or other appropriate parties, and a determination will be made as to whether any sanction should be imposed as detailed below. The employee will be informed of any sanction determined to be appropriate.

      D.    SANCTIONS.

            Since violations of the Code or the Insider Trading Policy Statement will not necessarily constitute violations of federal securities laws, the sanctions for violations of the Code or the Insider Trading Policy Statement will vary. Sanctions may be issued by (i) the appropriate Board(s) of Trustees of the Fund(s) or Fidelity Company, (ii) senior management, (iii) the Ethics Office, or (iv) other appropriate entity. Sanctions may include, but are not limited to, (i) warning, (ii) fine or other monetary penalty, (iii) personal trading ban, (iv) dismissal, and (v) referral to civil or criminal authorities. Additionally, other legal remedies may be pursued.

      E.    APPEALS PROCEDURES.

            If you feel that you are aggrieved by any action rendered with respect to a violation of the Code of Ethics or a waiver request, you may appeal the determination by providing the Ethics Office with a written explanation within 30 days of being informed of such determination. The Ethics Office will arrange for a review by senior management or other appropriate party and will advise you whether the action will be imposed, modified or withdrawn. During the review process, you will have an opportunity to submit a written statement. In addition, you may elect to be represented by counsel of your own choosing.

                        APPENDIX -- BENEFICIAL OWNERSHIP

As used in the Code of Ethics, beneficial ownership will be interpreted using
Section 16 of the Securities Exchange Act of 1934 ("1934 Act") as a general guideline, except that the determination of such ownership will apply to all securities, including debt and equity securities. For purposes of Section 16, a beneficial owner means:

                  Any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares a direct or indirect pecuniary interest in the securities.

In general, "pecuniary interest" means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

Using the above-described definition as a broad outline, the ultimate determination of beneficial ownership will be made in light of the facts of the particular case. Key factors to be considered are the ability of the person to benefit from the proceeds of the security, and the degree of the person's ability to exercise control over the security.

1. SECURITIES HELD BY FAMILY MEMBERS. As a general rule, a person is regarded as having an indirect pecuniary interest in, and therefore is the beneficial owner of, securities held by any child, stepchild, grandchild, parent, step-parent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (collectively, "immediate family") sharing the same household. Adoptive relationships are included for purposes of determining whether securities are held by a member of a person's immediate family.

2. SECURITIES HELD BY A CORPORATION OR SIMILAR ENTITY. A person shall not be regarded as having a DIRECT or indirect pecuniary interest in, and therefore shall not be the beneficial owner of, portfolio securities held by a corporation or similar entity in which the person owns securities provided that (i) the person is not a controlling shareholder of the entity or (ii) the person does not have or share investment control over the entity's portfolio securities. "Portfolio securities" means all securities owned by an entity other than securities issued by the entity. Business trusts are treated as corporations for these purposes. In addition, the 1934 Act makes no distinction between public and private corporations for purposes of determining beneficial ownership.

3. SECURITIES HELD IN TRUST. In general, a person's interest in a trust will amount to an indirect pecuniary interest in the securities held by that trust. However, the following persons shall generally not be deemed beneficial owners of the securities held by a trust:

      a) Beneficiaries, unless (i) the beneficiary has or shares investment control with the trustees with respect to transactions in the trust's securities, (ii) the beneficiary has investment control without consultation with the trustee, or (iii) if the trustee does not exercise exclusive investment control, the beneficiary will be the beneficial owner to the extent of his or her pro rata interest in the trust.

      b) Trustees, unless the trustee has a pecuniary interest in any holding or transaction in the securities held by the trust. A trustee will be deemed to have a pecuniary interest in the trust's holdings if at least one beneficiary of the trust is a member of the trustee's immediate family.

      c) Settlors, unless a settlor reserves the right to revoke the trust without the consent of another person; provided, however, that if the settlor does not exercise or share investment control over the issuer's securities held by the trust the settlor will not be deemed to be the beneficial owner of those securities.

Indirect pecuniary interest for purposes of Section 16 also includes a general partner's proportionate interest in the portfolio securities held by a general or limited partnership.

Finally, beneficial ownership is not deemed to be conferred by virtue of an interest in:

      a) portfolio securities held by any holding company registered under the Public Utility Holding Company Act of 1935;

      b) portfolio securities held by any investment company registered under the Investment Company Act of 1940; or

      c) securities comprising part of a broad-based publicly-traded market basket or index of stocks approved for trading by the appropriate federal governmental authority.

                        EXAMPLES OF BENEFICIAL OWNERSHIP

1.    Securities Held by Family Members

      (a)   Example 1-A:

            X and Y are married. Although Y has an independent source of income from a family inheritance and segregates her funds from those of her husband, Y contributes to the maintenance of the family home. X and Y have engaged in joint estate planning and have the same financial adviser. Since X and Y's resources are clearly significantly directed towards their common property, they will be deemed to be beneficial owners of each other's securities.

      (b)   Example 1-B:

            X and Y are separated and have filed for divorce. Neither party contributes to the support of the other. X has no control over the financial affairs of his wife and his wife has no control over his financial affairs. Neither X nor Y is a beneficial owner of the other's securities.

      (c)   Example 1-C:

            X's adult son Z lives in X's home. Z is self-supporting and contributes to household expenses. X is a beneficial owner of Z's securities.

      (d)   Example 1-D:

            X's mother A lives alone and is financially independent. X has power of attorney over his mother's estate, pays all her bills and manages her investment affairs. X borrows freely from A without being required to pay back funds with interest, if at all. X takes out personal loans from A's bank in A's name, the interest from such loans being paid from A's account. X is a significant heir of A's estate. X is a beneficial owner of A's securities.

2.    Securities Held by a Company

      (a)   Example 2-A:

            O is a holding company with 5 shareholders. X owns 30% of the shares in the company. X will be presumed to have beneficial ownership of the securities owned by O.

3.    Securities Held in Trust

      (a)   Example 3-A:

            X is trustee of a trust created for his two minor children. When both of X's children reach 21, each will receive an equal share of the corpus of the trust. X is a beneficial owner of the securities in the trust.

      (b)   Example 3-B:

            X is trustee of an irrevocable trust for his daughter. X is a director of the issuer of the equity securities held by the trust. The daughter is entitled to the income of the trust until she is 25 years old, and is then entitled to the corpus. If the daughter dies before reaching 25, X is entitled to the corpus. X should report the holdings and transactions of the trust as his own.

                          FIDELITY INTERNAL INFORMATION












                              FIDELITY INVESTMENTS'

                        INSIDER TRADING POLICY STATEMENT


                                FORMALLY KNOWN AS

                          THE STATEMENT OF POLICIES AND
                          PROCEDURES ON INSIDER TRADING



                                 JANUARY 1, 2000

                      STATEMENT OF POLICIES AND PROCEDURES
                  WITH RESPECT TO THE FLOW AND USE OF MATERIAL
                         NONPUBLIC (INSIDE) INFORMATION

INTRODUCTION

The Fidelity Companies' reputation for integrity and high ethical standards in the conduct of their affairs is of paramount importance to all of us. To preserve this reputation, it is essential that all transactions in securities be effected in conformity with applicable securities laws. In particular, it has been the Fidelity Companies' long-standing policy that no employee should knowingly trade in securities on the basis of material, nonpublic information. This is sometimes referred to as "insider trading".

For many years, the Fidelity Companies have operated under a written Code of Ethics. The Code prohibits trading by employees and their family members which is in conflict with trading by the Funds. It establishes a broad range of restrictions and trading procedures for employees who have access to information relating to fund or account investment activity. This Statement of Policies and Procedures (the "Statement") is issued in response to legislative and regulatory initiatives and activities, and constitutes a written supplement to the principles of the Code of Ethics.

In November, 1988, the Insider Trading and Securities Fraud Enforcement Act of 1988 ("the Act") was enacted into law. The Act is designed to add to the enforcement of securities laws, particularly in the area of insider trading, by imposing severe penalties on persons who violate the laws by trading on material, nonpublic information. The Act also imposes on broker-dealers and investment advisers the explicit obligation to establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of inside information. In addition, in recent years insider trading has become a top enforcement priority of the SEC and the United States Attorneys. As a result of insider trading violations, both the firm and the employee(s) involved could be subject to disciplinary action or fines by the SEC, damage actions brought by private parties and criminal prosecutions.

PURPOSE OF STATEMENT

The purpose of this statement is to explain: (1) the general legal prohibitions regarding insider trading; (2) the meaning of the key concepts underlying the prohibition; (3) the sanctions for insider trading and expanded liability for controlling persons; (4) your obligations in the event you learn of material, nonpublic information; and (5) Fidelity's educational program regarding insider trading.

APPLICABILITY

This Statement applies to all officers, directors and employees of all Fidelity Companies, and any that may be formed in the future. In addition, this statement applies to employees seconded to Fidelity Management & Research Company (FMR) or Fidelity Management Trust Company (FMTC) from Fidelity International Limited
(FIL).

I.   THE BASIC INSIDER TRADING PROHIBITION

     The Act does not define insider trading. However, in general, the "insider trading" doctrine under federal securities laws prohibits any person (including investment advisers) from knowingly or recklessly breaching a duty owed by that person:

     -    trading while in possession of material, nonpublic information;

     -    communicating ("tipping") such information to others;

     - recommending the purchase or sale of securities on the basis of such information; or

     - providing substantial assistance to someone who is engaged in any of the above activities.

     In addition, an SEC rule prohibits an individual from trading while in possession of material, nonpublic information relating to a tender offer, whether or not trading involves a breach of duty, except for a firm acting in compliance with Chinese Wall procedures. See Section IV. B. below.

     NO FIDUCIARY DUTY TO USE INSIDE INFORMATION. Although various Fidelity Companies, including FMR and FMTC, have a fiduciary relationship with their clients, they have no legal obligation to trade or recommend trading on the basis of information their employees know to be "inside" information. In fact, such conduct could violate the federal securities laws.

     NO BROKERAGE ALLOCATION FOR INSIDE INFORMATION. Although the Fidelity Companies have adopted policies which permit consideration of the receipt of research and brokerage services in selecting brokers to execute client portfolio transactions, it is the policy of the firm not to allocate brokerage in consideration of receipt of "inside" information.

II.  BASIC CONCEPTS

     As noted the Act did not specifically define insider trading. However, federal law prohibits knowingly or recklessly purchasing or selling directly or indirectly a security while in possession of material, nonpublic information or communicating ("tipping") such information in connection with a purchase or sale. Under current case law, the Securities and Exchange Commission ("SEC") must establish that the person misusing the information has breached either a fiduciary duty to the shareholders or some other duty not to misappropriate insider information.

     Thus, the key aspects of insider trading are: (A) materiality, (B) nonpublic information, (C) knowing or reckless action and (D) breach of fiduciary duty or misappropriation. Each aspect is briefly discussed below.

     A. MATERIALITY. Insider trading restrictions arise only when information that is used for trading, recommending or tipping is "material." Information is considered "material" if there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or if it could reasonably be expected to affect the price of a company's securities. It need not be so important that it would have changed the investor's decision to buy or sell. On the other hand, not every tidbit of information about a security is material. The courts have held that information that merely tests "the meaning of public information" or that fills in the mosaic of various pieces of research analysis is not material.

     B. NONPUBLIC INFORMATION. Information is considered public if it has been disseminated in a manner making it available to investors generally (e.g., national business and financial news wire services, such as Dow Jones and Reuters; national news services, such as Associated Press, New York Times or Wall Street Journal; broad tapes; SEC reports; brokerage firm reports). Just as an investor is permitted to trade on the basis of nonpublic information that is not material, he or she may also trade on the basis of information that is public.

          However, information given by a company director to an acquaintance of an impending takeover prior to that information being made public would be considered both "material" and "nonpublic." Trading by either the director or the acquaintance prior to the information being made public would violate the federal securities laws.

     C. KNOWING. Under the federal securities laws, a violation of the insider trading limitations requires that the individual act with "scienter" -- with knowledge that his or her conduct may violate these limitations or in a reckless manner. Recklessness involves acting in a manner which ignores circumstances which a reasonable person would conclude would result in a violation of insider trading limitations.

     D. FIDUCIARY DUTY. The general tenor of recent court decisions is that insider trading does not violate the federal securities laws if the trading, recommending or tipping of the insider information does not result in a breach of duty. Over the last decade, the SEC has brought cases against accountants, lawyers and stockbrokers because of their participation in a breach of an insider's fiduciary duty to the corporation and its shareholders. The SEC has also brought cases against noncorporate employees who misappropriated information about a corporation and thereby allegedly violated their duties to their employers. Consequently, the situations in which a person can trade on the basis of material, nonpublic information without raising a question whether a duty has been breached are so rare, complex and uncertain that the only prudent course is not to trade, tip or recommend based on inside information. In addition, trading by an individual while in possession of material, nonpublic information relating to a tender offer is illegal irrespective of whether such conduct breaches a fiduciary duty of such individual. Set forth below are several situations where courts have held that such trading involves a breach of fiduciary duty or is otherwise illegal.

          CORPORATE INSIDER. In the context of interviews or other contact with corporate management, the Supreme Court held that an investment analyst who obtained material, nonpublic information about a corporation from a corporate insider does not violate insider trading restrictions in the use of such information unless the insider disclosed the information for "personal gain." However, personal gain may be defined broadly to include not only a pecuniary benefit, but also a reputational benefit or a gift. Moreover, selective disclosure of material, nonpublic information to an analyst might be viewed as a gift.

          TIPPING INFORMATION. The Act includes a technical amendment clarifying that tippers can be sued as primary violators of insider trading prohibitions, and not merely as aidors and abettors of a tippee's violation. In enacting this amendment, Congress intended to make clear that tippers cannot avoid liability by misleading their tippees about whether the information conveyed was nonpublic or whether its disclosure breached a duty. However, Congress recognized the crucial role of securities analysts in the smooth functioning of the markets, and emphasized that the new direct liability of tippers was not intended to inhibit "honest communications between corporate officials and securities analysts."

          CORPORATE OUTSIDER. Additionally, liability could be established when trading occurs based on material, nonpublic information that was stolen or misappropriated from any other person, whether a corporate insider or not. An example of an area where trading on information may give rise to liability, even though from outside the company whose securities are traded, is material, nonpublic information secured from an attorney or investment banker employed by the company.

          TENDER OFFERS. The SEC has adopted a rule specifically prohibiting trading while in possession of material information about a prospective tender offer before it is publicly announced. This rule also prohibits trading while in possession of material information during a tender offer which a person knows or has reason to know is not yet public. Under the rule, there is no need for the SEC to prove a breach of duty. Furthermore, in the SEC's view, there is no need to prove that the nonpublic, material information was actively used in connection with trading before or during a tender offer. However, this rule has an exception that allows trading by one part of a securities firm where another part of that firm has material, nonpublic information about a tender offer if certain strict (Chinese Wall) procedures are followed. See Section IV. B. below.

III. SANCTIONS AND LIABILITIES

     A. SANCTIONS. Insider trading violations may result in severe sanctions being imposed on the individual(s) involved and on Fidelity Companies. These could involve SEC administrative sanctions, such as being barred from employment in the securities industry, SEC suits for disgorgement and civil penalties of, in the aggregate, up to three times profits gained or losses avoided by the trading, private damage suits brought by persons who traded in the market at about the same time as the person who traded on inside information, and criminal prosecution which could result in substantial fines and jail sentences. Even in the absence of legal action, violation of insider trading prohibitions or failure to comply with this Statement and the Code may result in termination of your employment and referral to the appropriate authorities.

     B. CONTROLLING PERSONS. The Act increases the liability of "controlling persons" -- defined to include both an employer and any person with the power to influence or control the activities of another. For purposes of the Act, any individual or firm that is a director or officer exercising policy making responsibility is presumed to be a controlling person. Thus, a controlling person may be liable for another's actions as well as his or her own.

          A controlling person of an insider trader or tipper may be liable if such person failed to take appropriate steps once such person knew of, or recklessly disregarded the fact that the controlled person was likely to engage in, a violation of the insider trading limitations. The Act does not define the terms, but "reckless" is discussed in the legislative history as a "heedless indifference as to whether circumstances suggesting employee violations actually exist."

          A controlling person of an insider trader or tipper may also be liable if such person failed to adopt and implement measures reasonably designed to prevent insider trading. This Statement and the Code are designed for this purpose, among others.

IV.  PROCEDURES TO BE FOLLOWED WHEN RECEIVING INSIDE INFORMATION

A. GENERAL. Whenever an employee receives what he or she believes may be material, nonpublic information, he or she

     - should not trade on his or her own behalf or on behalf of a Fund, private proprietary accounts or other accounts in the securities to which the information relates, tip the information to others or recommend purchase or sale of securities while that information remains nonpublic.

     - should promptly contact the Legal Department and refrain from disclosing the information to anyone else, including persons within the Fidelity organization, unless specifically advised to do so by the Legal Department.

B. CHINESE WALLS. Employees of the Fidelity Companies may from time to time receive inside information in the normal course of their job related responsibilities. For example, employees of FMR and FMTC in the high yield bond area may be provided with material, nonpublic information on a confidential basis in connection with their potential purchase of high yield bonds to be issued in an acquisition or corporate restructuring. Of course, such employees will be precluded from trading or recommending action with respect to the securities of the target or bidding company. However, it is possible to limit these constraints to such employees by constructing a "Chinese Wall" between them and other Fidelity investment personnel.

     The following policies and procedures are designed to prevent the flow of material, nonpublic information about a public company from employees with knowledge of such information ("Confidential Employees") to others involved in the Fidelity Companies' investment and investment management activities. In most instances, following these policies and procedures will permit these other investment personnel to continue trading and recommending the company's securities.

     1. ACKNOWLEDGMENT LETTERS. Before receiving material, nonpublic information about a company in connection with a prospective tender offer or other event, every Confidential Employee will be required to submit to the General Counsel of FMR Corp. or FMR a letter acknowledging their responsibilities and the limitations on their activities regarding the subject company(ies).

     2. ORAL AND WRITTEN COMMUNICATIONS. Confidential Employees receiving material, nonpublic information about a company or Confidential Employees receiving nonpublic information about a company in connection with an analytical assignment should not discuss or exchange ANY such information with any Fidelity employees unless they are also Confidential Employees. For example, this would specifically preclude a high yield bond analyst who is a Confidential Employee from discussing any such information with, or signaling that a company was under review to, any other Fidelity employee (including another member of the high yield bond group) who was not a Confidential Employee.

     3. ATTENDANCE AT MEETINGS. Attendance at any meetings at which such material, nonpublic information is to be discussed, and dissemination of the notes from such meetings, shall be limited to Confidential Employees.

     4. ACCESS TO FILES. Access to files containing any material, nonpublic information provided to Confidential Employees shall be prohibited to any investment management personnel and any other employee except another Confidential Employee.

C.   COMPLIANCE

     1. TRADE REPORTING. All Fidelity employees are required to report all personal and beneficially owned securities transactions to the Ethics Office. The Ethics Office regularly reviews these personal transactions relative to the securities trades of the Funds, and may undertake a special review if deemed necessary or appropriate, if the Ethics Office has reason to believe that any Fidelity employee has engaged, is engaged or is about to engage in insider trading. The Ethics Office will consult with FMR Corp. Compliance where appropriate.

     2. TRADING. As required by the Code of Ethics, all securities transactions by employees and accounts of which they are beneficial owner (as defined within the Code of Ethics) must be effected through Fidelity Brokerage Services, Inc. unless special permission is granted in writing by the Ethics Office to utilize another broker-dealer. If another broker-dealer is used, duplicate confirmations and account statements must be provided to the Ethics Office. In addition, trades effected by Access Persons, Investment Professionals and Senior Executives must be effected in accordance with the procedures for clearance of personal securities transactions as outlined in the Code of Ethics.

     3. REPORTING TO THE LEGAL DEPARTMENT. Whenever an employee receives what he or she believes to be material, nonpublic information about a security or becomes aware that such information has been utilized by another employee in the purchase or sale of a security, he or she shall immediately notify the General Counsel of FMR Corp. or FMR. "Immediately" means as soon as humanly practical. Employees are expected to bring this information immediately to the attention of the General Counsel of FMR Corp. or FMR and refrain from disclosing the information to ANYONE else, including persons within the Fidelity organization, unless specifically advised to do so by such General Counsel.

     4. CONTACTS. All Fidelity employees must consult with the Legal Department before communicating (orally or in writing) with the SEC or any other regulatory agency about insider trading or related matters. Similarly, all Fidelity employees must consult with the Public Relations Department before communicating (orally or in writing) with any representative of the newspapers or other mass media on insider trading or related matters.

V.   EMPLOYEE EDUCATION

     To ensure that every employee of FMR and FMTC understands the firm's policies and procedures with respect to insider trading, the following will occur:

     A. INITIAL REVIEW FOR NEW EMPLOYEES. All new employees will be given a copy of this Statement along with the Code of Ethics at the time of their employment and will be required to read and sign each. A representative of Fidelity will review the Statement with each new research analyst, portfolio manager and trader at the time of his or her employment.

     B. ANNUAL REVIEW WITH INVESTMENT PROFESSIONALS. A representative of the Ethics Office will review this Statement and the Code of Ethics at least annually with all research analysts, portfolio managers, traders and other investment personnel.

     C. ANNUAL CERTIFICATION. Fidelity employees may be required by Fidelity management to certify compliance with this statement in writing on at least an annual basis.

                                                   FIDELITY INTERNAL INFORMATION





                              FIDELITY INVESTMENTS'

                             PERSONAL CONDUCT RULES








                                 JANUARY 1, 2000

                             PERSONAL CONDUCT RULES
             FOR BROKER-DEALER EMPLOYEES AND REGISTERED PERSONS ONLY

[SIDENOTE]
CORPORATE COMPLIANCE OVERSEES COMPLIANCE FOR FIDELITY'S BROKER-DEALERS, TRANSFER AGENTS AND RETAIL INVESTMENT ADVISORS, AND ISSUES THE PERSONAL CONDUCT RULES.

Fidelity is committed to delivering products and services to its customers in accordance with the highest standards of integrity. In furtherance of that goal, Corporate Compliance has implemented the Personal Conduct Rules. The contents of the Personal Conduct Rules are driven by regulatory rules (of the Securities and Exchange Commission, New York Stock Exchange, and National Association of Securities Dealers, Inc.) pertaining to the personal conduct of broker-dealer employees, and by Fidelity policies designed to create a work environment that avoids violations of rules, and the APPEARANCE of violations of rules, conflicts of interest and impropriety. For broker-dealer employees and registered persons only (hereinafter referred to as "employees"), acknowledgment of this distribution will constitute acknowledgment of receipt and review of these Personal Conduct Rules. Violation by an employee of any of these rules may result in disciplinary action up to and including termination of employment with Fidelity.

[SIDENOTE]
THE ETHICS OFFICE OVERSEES COMPLIANCE FOR THE FUND COMPANIES AND ISSUES THE CODE OF ETHICS FOR PERSONAL INVESTING AND THE INSIDER TRADING POLICY STATEMENT.

Although Corporate Compliance will monitor for compliance with the Personal Conduct Rules, as with any initiative relating to personal conduct, successful compliance depends on self-implementation by conscientious employees dedicated to maintaining the highest standards of personal responsibility and professional conduct. Employees with questions regarding the Personal Conduct Rules should contact their manager or Corporate Compliance Advisor.


[SIDENOTE]
EXTERNAL BROKERAGE ACCOUNT STATEMENTS MUST BE FORWARDED TO:

CORPORATE COMPLIANCE DEPT.

ATTN: SURVEILLANCE, 82
DEVONSHIRE STREET, G12A,
BOSTON, MA 02109-3614

1.   EMPLOYEE AND FAMILY BROKERAGE ACCOUNTS MUST BE DISCLOSED

     In accordance with the Fidelity Code of Ethics, the brokerage accounts of employees and "immediate family" (as defined in the appendix to the Code of Ethics) members must be disclosed to the Fidelity Ethics Office and generally must be maintained by FBSI. Employee and immediate family member brokerage accounts will be reviewed by Corporate Compliance and the employee's manager or a person designated by the employee's company. Employee and immediate family member commodities accounts must also be disclosed and reviewed, but cannot be maintained at FBSI (FBSI does not carry commodities accounts). Employees are responsible for furnishing Corporate Compliance with their external account statements IMMEDIATELY after they begin employment with Fidelity.

     Employees are prohibited from:

     - Sharing in the profits or losses of any brokerage account not disclosed to the Fidelity Ethics Office and in which the employee is not an accountholder (such as the account of a customer, relative or friend), or mutual fund or commodities account in which the employee is not an accountholder.

     -    Using fictitious or nominee accounts.

[SIDENOTE]
THE EMPLOYEE TRADING GATE
NUMBER IS:

800-343-2428

2. TRADING ACTIVITY MUST BE CONDUCTED THROUGH FIDELITY AUTOMATED BROKERAGE SERVICES OR THE EMPLOYEE TRADING GATE

     Employees must use Fidelity's automated services, or, if necessary, the Employee Trading Gate, for all FBSI brokerage transactions. Employees must use the Employee Trading Gate for all trade-related adjustments to their brokerage or mutual fund accounts.

     Employees are prohibited from:

     - Having commissions adjusted on personal or immediate family member trades without authorization from the employee's manager and Corporate Compliance

     - Entering trades or adjustments, or performing maintenance (such as address changes and dividend instructions), on their accounts or the accounts of their immediate family members

     - Transferring or journaling securities and/or funds between their accounts and other accounts

     - Violating any of the provisions of the customer agreement that they sign to open their accounts

          General inquiries and maintenance requests do not have to go through Fidelity's automated services or the Employee Trading Gate.


[SIDENOTE]
ADDITIONAL TRADING RESTRICTIONS SUCH AS INSIDER TRADING, EXCESSIVE TRADING, SHORT SALES AND PURCHASING PUTS AND SELLING CALLS ARE LISTED IN THE CODE OF ETHICS.

3.   EMPLOYEES MUST NOT MAKE TRADES THAT VIOLATE REGULATIONS OR FIDELITY POLICY

     Employees are prohibited from the following trading activities:

     - Trading ahead of (frontrunning), immediately after (tailgating), or in tandem with, orders of customers or other Fidelity employees

     - Purchasing an initial public offering (IPO) for themselves or an immediate family member

     - Placing orders for opening positions of 51 or more option contracts on one side of the market for one security without the prior approval of the employee's manager

     - Placing orders for opening positions in the employee's brokerage account for $75,000 or more without the prior approval of the employee's manager

     - Contacting other broker-dealers to prearrange trades for their accounts

     - Entering into cross transactions between the employee's account and any other account without obtaining prior approval from the employee's manager and Corporate Compliance; for example, if a customer is selling a bond, the employee may not buy it for his/her own account, without the appropriate approvals

     - Entering into any purchase or sale of any security, option or commodity which would be in violation of federal and/or state securities laws or the rules and regulations of the various exchanges, markets or other regulatory agencies

          Additional trading prohibitions are listed in the Code of Ethics and Fidelity Insider Trading Policy, which are attached to this distribution.

[SIDENOTE]
THE CODE OF ETHICS LISTS ADDITIONAL TRADING RESTRICTIONS FOR INVESTMENT PROFESSIONALS, SENIOR FIDELITY OFFICIALS AND ACCESS PERSONS.

4. EMPLOYEES MUST PAY IN FULL FOR SECURITIES AND MAY NOT USE LOANS TO MAKE THEIR PURCHASE

     - Employees must pay for all their securities purchases, and deliver securities for securities sales, on a timely basis - employees will not be granted payment extensions in their accounts

     - Employees may not buy and then sell the same security without paying for the purchase in full by the settlement date of the purchase (otherwise known as "freeriding")

     - Employees may not purchase a security, and instead of paying for it in full, sell another security (other than a money market account) after the trade date of the purchase and apply the proceeds to the purchase, unless both trades settle on the same day

     - Employees are prohibited from obtaining loans or credit (other than through a margin account) from banks or other lenders for the purpose of buying securities


[SIDENOTE]
APPROVAL IS NOT NECESSARY FROM CORPORATE COMPLIANCE OR THE EMPLOYEE'S MANAGER FOR AN EMPLOYEE TO ACT AS CUSTODIAN FOR UTMA/UGMA ACCOUNTS FOR A RELATED CHILD.

5.   OBTAINING DISCRETIONARY AUTHORITY OVER A CUSTOMER ACCOUNT IS PROHIBITED

     Fidelity policy states that, generally, no employee may exercise discretionary authorization over a brokerage or mutual fund account in which he or she has no beneficial interest. Under limited circumstances, employees may, however, be granted trading authorization over brokerage accounts - but not mutual fund accounts - of an incapacitated immediate family member or relative. Employees seeking trading authorization over a brokerage account must complete and submit the Request for Approval of Trading Authorization form (Exhibit I) and receive PRIOR WRITTEN APPROVAL from their manager and Corporate Compliance. Additional documentation may be required. If permission to exercise trading authorization is granted, all trades entered pursuant to such authorization must be conducted in accordance with all provisions of the Personal Conduct Rules and the Code of Ethics. In addition, such trades must be conducted through the Employee Trading Gate - NOT THROUGH FIDELITY'S AUTOMATED SERVICES - and will be reviewed by the employee's manager.

     Acting as custodian for UTMA/UGMA accounts for a related child, or as trustee for a personal, immediate family, or parent's trust account does NOT require approval.

[SIDENOTE]
WRITTEN APPROVAL IS REQUIRED PRIOR TO ENGAGING IN A PRIVATE SECURITIES
TRANSACTION

6.   PRIOR WRITTEN APPROVAL IS REQUIRED FOR PRIVATE SECURITIES TRANSACTIONS

     Employees must request in writing and receive written approval from their manager and Corporate Compliance before they offer, buy, sell, create, transfer, exchange or in any way participate (E.G., as an agent) in a private securities transaction. A "private securities transaction" is a securities transaction made outside the regular course or scope of employment and/or not made through a Fidelity or authorized external account. Examples are transactions in:

     - Securities of privately held companies (except in FMR shares or other FMR instruments)

     -    Private placements

     -    Non-publicly traded limited partnerships

     - Securities between two parties without the use of a broker-dealer intermediary

     -    Certain securities not registered with the SEC

          Employees requesting approval must complete and submit the Request for Approval of Private Securities Transaction form (Exhibit J). Approval will generally be denied to employees requesting to act as a securities solicitor or broker for a person or entity not affiliated with Fidelity.

          Transactions between an employee and an immediate family member do not require approval unless the employee receives compensation.

[SIDENOTE]
MANAGERS AND CORPORATE COMPLIANCE WILL DETERMINE WHETHER EMPLOYMENT OUTSIDE OF FIDELITY PRESENTS A POSSIBLE CONFLICT OF INTEREST OR APPEARANCE OF IMPROPRIETY.

7.   CERTAIN OUTSIDE ACTIVITIES MAY PRESENT CONFLICTS OF INTEREST

     Engaging in certain activities which are outside the scope or regular course of employment at Fidelity may require pre-approval or be prohibited. For example, the following activities require prior approval:

     -    Employment outside of Fidelity

     -    Running for political office

     -    Raising money for a business venture

     -    Certain speaking engagements and writing activities

     -    Acting as a trustee for compensation

     Other activities are prohibited, such as lending or loaning money to a customer, and giving any gift or remuneration to anyone for referring securities business. Employees should consult with their manager prior to engaging in ANY activity or affiliation that could present a conflict of interest or which could interfere with an employee's ability to effectively perform his/her job. Fidelity's "Outside Activities and Affiliations" policy and "Publications, Speeches and Endorsements" policy specify activities that require prior approval. Employees may obtain an approval request form from the HR Web at http://mgs.fmr.com/hr/polproc.

[SIDENOTE]
FIDELITY'S "OUTSIDE ACTIVITIES AND AFFILIATIONS", "PUBLICATIONS, SPEECHES AND ENDORSEMENTS", AND "GIFTS AND GRATUITIES" POLICIES ARE AVAILABLE ON THE HR WEB.

8.   CERTAIN GIFTS RECEIVED OR GIVEN BY EMPLOYEES MUST BE REPORTED

     Certain gifts given to or received by employees from prospective or current customers, suppliers or vendors, must be reported to Corporate Compliance. In addition, there are restrictions as to the type and value of gifts that employees may give and receive. For example, Fidelity generally prohibits employees from giving or receiving gifts with a value of more than $100 per calendar year, although certain Fidelity business units have a lower threshold. Fidelity's "Gifts and Gratuities" policy specifies what is considered a reportable gift, as well as the type and value of gifts that may be received. Employees should contact their managers to determine their companies' thresholds.

[SIDENOTE]
EMPLOYEES MUST NOTIFY CORPORATE COMPLIANCE IF THEY ARE THE SUBJECT OF CERTAIN LITIGATION, AN ARREST, A BANKRUPTCY, AN UNSATISFIED JUDGMENT OR A DENIED BONDING.

9.   EMPLOYEES MUST REPORT CERTAIN EVENTS TO CORPORATE COMPLIANCE

     The NASD and NYSE require that firms report certain events involving the member firm or its registered persons and employees. In addition, registered persons are required to keep their Forms U-4 current. An employee must contact Corporate Compliance if the employee, or an organization with whom the employee is affiliated, is:

     - The subject of litigation, arbitration, investigation or a proceeding involving investment-related activity or conduct alleged to be dishonest, unfair or unethical

     - Arrested, arraigned, convicted, indicted, or pleads guilty or no contest, in connection with any criminal offense (other than a minor traffic violation)

     -    The subject of a bankruptcy

     -    The subject of an unsatisfied judgment

     -    Denied bonding, or has bonding paid out or revoked

     -    Engaged in employment outside Fidelity

     Corporate Compliance, in consultation with the employee, will make a determination whether the event should be reported to the NASD or NYSE.

[SIDENOTE]
FIDELITY'S ELECTRONIC COMMUNICATIONS USAGE POLICY CONTAINS POLICIES REGARDING THE USE OF ELECTRONIC MAIL, THE INTERNET AND

10. EMPLOYEES SHOULD BE FAMILIAR WITH OTHER RULES AND RESOURCES PERTAINING TO PERSONAL CONDUCT

     Other resources which specify Fidelity policy concerning activities and/or events within the purview of "personal conduct" include the Fidelity broker-dealer Compliance Manuals. For example, the Compliance Manuals may address Fidelity policy pertaining to:

     -    The circulation of rumors

THE FIDELITY INTRANET.

     -    Personal investment advice and recommendations


     -    Personal correspondence

     -    Contact with regulators and/or the media

     -    Political contributions

     Another critical resource is Fidelity's Electronic Communications Usage Policy, which is available on the HR Web..

[SIDENOTE]
QUESTIONS REGARDING THE PERSONAL CONDUCT RULES MAY BE DIRECTED TO THE CORPORATE COMPLIANCE DEPARTMENT AT:

617-563-3149

     In addition, other employee personal conduct responsibilities are addressed in Fidelity's Professional Conduct Policies (which can be accessed on the HR Web), Code of Ethics and Employee Handbook.

     These Personal Conduct Rules are not intended to be all-inclusive. Whenever an employee thinks that an activity which occurs outside the scope or regular course of employment may create an environment or appearance of impropriety or conflict of interest, the employee should discuss the activity with his/her manager and/or Corporate Compliance. Working together for excellence, Fidelity employees and their supervisors and compliance advisors will continue to be the cornerstone of Fidelity's reputation for integrity.

                                    EXHIBITS






                                 JANUARY 1, 2000

                                                                       Exhibit B

                        REPORT OF SECURITIES TRANSACTIONS

To:
The Ethics Office
82 Devonshire Street, N8A
Boston, MA 02109


     -----------------------------            -----------------------------
     Date                                     Signature

     ------------------------------           -----------------------------
     Your Social Security Number              Please Print Your Name


                      For the Month of ____________, 19____

The following is a record of every transaction which I had, or by reason of which I acquired, any direct or indirect beneficial ownership during the month of _________, 2000 (excluding (1) transactions effected in any account over which I had no direct or indirect influence or control; (2) transactions in mutual fund shares, money market securities, or direct obligations of the United States, or instrumentalities thereof; and (3) transactions previously reported automatically by Fidelity Brokerage Services, Inc., or via duplicate confirmations and statements from an approved external brokerage account):

--------------- ----------- ---------- --------------------------- --------------------- -------------------- -------------------
  TRADE DATE    BUY OR      # OF             SECURITY NAME            PRICE PER UNIT     BROKERAGE ACCOUNT #   BROKER/ PRIVATE
                   SELL       UNITS                                                                               PLACEMENT
--------------- ----------- ---------- --------------------------- --------------------- -------------------- -------------------
--------------- ----------- ---------- --------------------------- --------------------- -------------------- -------------------

--------------- ----------- ---------- --------------------------- --------------------- -------------------- -------------------

--------------- ----------- ---------- --------------------------- --------------------- -------------------- -------------------

--------------- ----------- ---------- --------------------------- --------------------- -------------------- -------------------

--------------- ----------- ---------- --------------------------- --------------------- -------------------- -------------------

--------------- ----------- ---------- --------------------------- --------------------- -------------------- -------------------

--------------- ----------- ---------- --------------------------- --------------------- -------------------- -------------------

--------------- ----------- ---------- --------------------------- --------------------- -------------------- -------------------

--------------- ----------- ---------- --------------------------- --------------------- -------------------- -------------------

--------------- ----------- ---------- --------------------------- --------------------- -------------------- -------------------

            PLEASE FILL IN ALL NECESSARY INFORMATION IN EVERY COLUMN

Note 1: For the transactions which have been marked by me with an asterisk (*), this report shall not be construed as an admission by me that I have acquired any direct or indirect beneficial ownership in the securities involved in the reported transactions. Such transactions are reported solely to meet the standards imposed by the Investment Company Act Release No. 4516.


                        RETURN TO THE ETHICS OFFICE, N8A

                                                                       Exhibit C

                       PRIVATE PLACEMENT APPROVAL REQUEST
               INVESTMENT PROFESSIONALS AND SENIOR EXECUTIVES ONLY



DATE SUBMITTED:  ___________________

--------------------------------------                   -----------------------
Employee Name (please print)                             Social Security Number

Employee Group (check one):

/ / High Yield  / / Equity  / / Fixed Income  / / Money Market  / / Trading
/ / FCM         / / FMTC    / / CORP          / / Other:  ________________



1.   Company Name
                 ---------------------------------------------------------------

2.   Business Operations Summary
                                ------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

3.   Who contacted you regarding this investment?
                                                 -------------------------------

4.   Which firm employs this individual?
                                        ----------------------------------------

5. Does the above individual or firm have a relationship with the Fidelity Funds? If yes, please explain.
                                   ---------------------------------------------

6.   What is the individual's relationship to the company?
                                                          ----------------------

7.   What is your relationship to the contact person?
                                                     ---------------------------

8.   What is the total amount of the private placement?
                                                       -------------------------

9.   What is the value of your proposed investment?
                                                   -----------------------------

10.  Does this company have publicly traded securities?
                                                       -------------------------

11.  Is this investment suitable for the funds?  / / Yes      / / No

          If no, please explain.

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------


___________________________________           / / Approved    / / Disapproved
Employee Signature

                                              ----------------------------------

                                              Division Head Signature and Date

                                              ----------------------------------

                                              Ethics Office Signature and Date


                        RETURN TO THE ETHICS OFFICE, N8A

                                                                       Exhibit D

                           SHORT-TERM PROFIT RECOVERY
               INVESTMENT PROFESSIONALS AND SENIOR EXECUTIVES ONLY



     Section VI. C. of the Code of Ethics provides for the surrender of any profit realized by an Investment Professional or Senior Executive on transactions in the same or equivalent security within 60 days. This applies to the purchase and sale (or sale and purchase) of a security within a 60-day period in any beneficially owned account.

     The following are various questions and answers to help you understand this provision. If you have any further questions regarding this provision, you should contact the Ethics Office, at 8-563-5566, internally, or (617)563-5566, externally.

Q.   How is the 60-day period measured?

A. A purchase or sale is ordinarily deemed to occur on trade date. If a purchase is considered to be made on day 0, day 61 is the first day a sale of those securities may be made without regard to the profit recovery rule.

Q. How are profits measured when there is a series of purchases and sales within a 60 calendar day period?

A. A series of purchases and sales will be measured on a first-in, first-out basis until all purchase and sale transactions within a 60-day period are matched. The sum of the profits realized on these paired purchases and sales will be subject to surrender. No reduction will be made for losses.

Q.   Is a short sale of a security considered a sale?

A. Yes, a short sale is considered a sale for all purposes (reporting, pre-clearance and the 60-day profit recovery rule). It is important to keep in mind that when profits are computed under the 60-day rule, the order of the transactions is not relevant in calculating profit; for example, a sale (or short sale) can be matched against a subsequent purchase. Please note that naked short sales are prohibited under the Code of Ethics.

DERIVATIVE TRANSACTIONS

     For the purposes of reporting, pre-clearance and the 60-day profit recovery rule, a transaction in any put or call option (except an option on an exempt security or index) or any future on a security (except a future on an exempt security or index), will be treated as a derivative transaction. For the purposes of this Code, derivative transactions will be divided into two categories: "call equivalent positions" and "put equivalent positions." A "call equivalent position" is treated as a purchase of the underlying security. Conversely, a "put equivalent position" is treated as a sale of the underlying security. Please note that writing or acquiring naked options are prohibited under the Code of Ethics.

Q. Does this mean that if I purchase a security and later hedge it with a put, the two transactions will be matched if they occur within 60 days of each other?

A. Yes, the purchase of the put on the security would be considered a sale and matched with the prior purchase.

Q.   If a call option is exercised, does that constitute a purchase?

A. No. Generally, it is the acquisition of the call that constitutes the purchase transaction for the purpose of the 60-day profit recovery rule. Exercise of the call will not result in a recoverable profit; the purchase will be treated as having occurred as of the date the call option was acquired. For example, the sale of any shares received due to exercise of an


                             THE ETHICS OFFICE, N8A

                                                                       Exhibit D

     option will be analyzed for profit recovery purposes if there are purchase transactions in such securities within the most recent 60 calendar day period, including the purchase of the call option for such shares.

Q.   If a put option is exercised, does that constitute a sale?

A. No. Generally, it is the acquisition of the put that constitutes the sale transaction. Exercising the put will not result in a recoverable profit; the sale will be treated as having occurred on the date that the put option was acquired.

Q. Am I effectively foreclosed from acquiring an option with a term of 60 days or less?

A. Not necessarily. For example, exercising a call option and receiving the underlying securities will not constitute a sale. Of course, a sale of the securities received or of the option itself will constitute a sale which would be matched against any purchase within 60 days.


                             THE ETHICS OFFICE, N8A

                                                                       Exhibit E

                      PERSONAL BROKERAGE ACCOUNT DISCLOSURE
              ALL NEW EMPLOYEES MUST COMPLETE WITHIN 7 DAYS OF HIRE



    ---------------------------------     --------------------------------
    Social Security Number)               Name (Please Print

                      -------------------------------------
                      Your Manager's Name

- SEND THE COMPLETED FORM TO THE ETHICS OFFICE, N8A WITHIN 7 DAYS OF YOUR DATE OF HIRE.

- DISCLOSE IN THE SPACE PROVIDED BELOW ALL PERSONAL BROKERAGE ACCOUNTS AND BROKERAGE ACCOUNTS IN WHICH YOU HAVE BENEFICIAL OWNERSHIP.(1) INCLUDE ANY BROKERAGE ACCOUNTS CURRENTLY MAINTAINED WITH FIDELITY BROKERAGE SERVICES, INC. (FBSI) AS WELL AS ANY EXTERNALLY HELD BROKERAGE ACCOUNTS.

- COMPLETION OF THIS FORM WILL NOT INITIATE A TRANSFER OF ACCOUNT. PLEASE SEE BELOW FOR INSTRUCTIONS.

I hereby acknowledge that Fidelity requires that I maintain my personal brokerage accounts and any brokerage accounts beneficially owned by me at Fidelity Brokerage Services, Inc. ("FBSI").

I maintain the following personal and beneficially owned brokerage account(s) at this time (including FBSI accounts):

                                              (Attach additional sheets if necessary.)
-------------------------------------------- ------------------------------------------ -----------------------------------
                 ACCOUNT #                              NAME(S) ON ACCOUNT                    NAME OF BROKERAGE FIRM
-------------------------------------------- ------------------------------------------ -----------------------------------
-------------------------------------------- ------------------------------------------ -----------------------------------

-------------------------------------------- ------------------------------------------ -----------------------------------

-------------------------------------------- ------------------------------------------ -----------------------------------

-------------------------------------------- ------------------------------------------ -----------------------------------

        ATTACH A COPY OF THE MONTHLY STATEMENT FOR ANY EXTERNAL BROKERAGE
      ACCOUNT. IF YOUR ACCOUNTS ARE MAINTAINED BY FBSI, YOU DO NOT NEED TO
                           ATTACH MONTHLY STATEMENTS.

    -----------------------------------------------------------------------
    ______ PLACE AN "X" HERE IF YOU DO NOT MAINTAIN ANY BROKERAGE ACCOUNTS.
    -----------------------------------------------------------------------

I understand the requirement to transfer accounts to FBSI or to request a waiver(2) in order to continue to maintain an account with a firm other than FBSI. I certify that I will comply with this policy.


------------------------------------                     -----------------------
Signature                                                Date

To request an EMPLOYEE TRANSFER KIT to transfer brokerage accounts to FBSI, call the Employee Trading Gate at 1-800-343-2428.


--------------------

(1) Beneficial ownership may exist when you have a direct or indirect ability to
(1) benefit economically or (2) exercise investment control. See the Appendix to the Code of Ethics for more specific details.

(2) For information about requesting a waiver, contact the Ethics Office at 8-563-5566, or via email, "Code of Ethics" mailbox.


                        RETURN TO THE ETHICS OFFICE, N8A

                                                                       Exhibit F

                          PERSONAL HOLDINGS DISCLOSURE
REQUIRED FROM ALL ACCESS PERSONS, INVESTMENT PROFESSIONALS AND SENIOR EXECUTIVES

Social Security Number:  ______________     Employee Name:  ____________________

Badge Number:  ________________________     Manager's Name:  ___________________

Internal Phone:  ______________________     Mailzone:  _________________________


I certify to the best of my knowledge that the information on this disclosure includes all information required to be reported pursuant to Section V of the Code of Ethics. Furthermore, I certify that I have provided copies of the most recent statements for all personal and beneficially owned brokerage accounts.

     Employee Signature: ____________________      Date:  ______________________

          FORMS WILL NOT BE ACCEPTED WITHOUT ALL REQUIRED INFORMATION.

Submission of this form is required of all Access Persons under Rule 17j-1 of the Investment Company Act of 1940. Failure to return this required disclosure within 7 days after your hire date or the date on which you became an "Access Person" will be considered a violation of this Code of Ethics and could result in sanctions as outlined in Section IX of the Code of Ethics.

--------------------------------------------------------------------------------
Section A.  Private Placement Disclosure (Check one.)
--------------------------------------------------------------------------------

1.   / / I have no private placement investment at this time.

2.   / / I am listing below all private placements I am currently involved in:

     ------------------------------ ---------------------------- ---------------------------- -----------------------
     Date of Investment             $ Amount                     Company Name                 Is Company Publicly
                                                                                              Traded?
     ------------------------------ ---------------------------- ---------------------------- -----------------------
     ------------------------------ ---------------------------- ---------------------------- -----------------------

     ------------------------------ ---------------------------- ---------------------------- -----------------------

     ------------------------------ ---------------------------- ---------------------------- -----------------------

--------------------------------------------------------------------------------
Section B.  Reportable Securities (Check one.)
--------------------------------------------------------------------------------

1. / / I do not have any personal or beneficially owned holdings in reportable securities. (You may skip Section C. Make sure this form is signed and dated above, then return it to the Ethics Office, N8A.)

2. / / I have personal or beneficially owned reportable securities to disclose. (You must complete Section C.)

--------------------------------------------------------------------------------
Section C.  Disclosure of Reportable Securities
--------------------------------------------------------------------------------

1. / / I have attached the most recent statement for each account in which I hold reportable securities.

          These include, but are not limited to, securities accounts with:

               -  Fidelity Brokerage Services, Inc     -  Other Broker-Dealers

               -  Dividend Re-Investment Programs      -  Bank Accounts

               -  Employee Stock Purchase Plans

          If you have had any reportable securities transactions since the statement date, you must also include a copy of each trade confirmation. Statements need to be current (within 30 days of the date this report is completed). If you do not have a current statement, you will need to list the individual holdings in the table below.


                                                                          (OVER)

                        RETURN TO THE ETHICS OFFICE, N8A

                                                                       Exhibit F

2. / / For the accounts in which I hold reportable securities and have not attached a statement or for securities that are not held in an account (i.e., stock certificates) I am listing my current holdings below.

                          PERSONAL HOLDINGS DISCLOSURE
      TO BE COMPLETED BY ALL ACCESS PERSONS, INVESTMENT PROFESSIONALS AND
                                SENIOR EXECUTIVES

------------------------------------------------------- --------------- ------------------ ---------------------------
SECURITY NAME                                           TICKER          # OF SHARES        $ VALUE
------------------------------------------------------- --------------- ------------------ ---------------------------
------------------------------------------------------- --------------- ------------------ ---------------------------

------------------------------------------------------- --------------- ------------------ ---------------------------

------------------------------------------------------- --------------- ------------------ ---------------------------

------------------------------------------------------- --------------- ------------------ ---------------------------

------------------------------------------------------- --------------- ------------------ ---------------------------

------------------------------------------------------- --------------- ------------------ ---------------------------

------------------------------------------------------- --------------- ------------------ ---------------------------

------------------------------------------------------- --------------- ------------------ ---------------------------

------------------------------------------------------- --------------- ------------------ ---------------------------

------------------------------------------------------- --------------- ------------------ ---------------------------

------------------------------------------------------- --------------- ------------------ ---------------------------

------------------------------------------------------- --------------- ------------------ ---------------------------

------------------------------------------------------- --------------- ------------------ ---------------------------

------------------------------------------------------- --------------- ------------------ ---------------------------

------------------------------------------------------- --------------- ------------------ ---------------------------

------------------------------------------------------- --------------- ------------------ ---------------------------

------------------------------------------------------- --------------- ------------------ ---------------------------

------------------------------------------------------- --------------- ------------------ ---------------------------

------------------------------------------------------- --------------- ------------------ ---------------------------

------------------------------------------------------- --------------- ------------------ ---------------------------

------------------------------------------------------- --------------- ------------------ ---------------------------

------------------------------------------------------- --------------- ------------------ ---------------------------

------------------------------------------------------- --------------- ------------------ ---------------------------

------------------------------------------------------- --------------- ------------------ ---------------------------

------------------------------------------------------- --------------- ------------------ ---------------------------

                     Attach additional sheets if necessary.


                        RETURN TO THE ETHICS OFFICE, N8A

                                                                       Exhibit G

                         APPROVED BROKER FOR THE REGION

---------------------------------------------------- -----------------------------------------------------------------

Employees of any U.S.-based Fidelity Company         FIDELITY BROKERAGE SERVICES, INC.  (FBSI)


---------------------------------------------------- -----------------------------------------------------------------


Employees of any Canada-based Fidelity Company       TD WATERHOUSE (DISCOUNT)

                                                     TD EVERGREEN (FULL SERVICE)


---------------------------------------------------- -----------------------------------------------------------------


FIL Employees                                        UK and Europe - NATWEST STOCKBROKERS, LTD., REDMAYNE
                                                     BENTLEY STOCKBROKERS, BANQUE DE LUXEMBOURG, FIDELITY
                                                     BROKERAGE SERVICES, INC.

                                                     Japan - NOMURA SECURITIES, FIDELITY BROKERAGE SERVICES, INC.

                                                     Southeast Asia/Pacific - WI CARR, FIDELITY BROKERAGE
                                                     SERVICES, INC.

                                                     Bermuda - FIRST BERMUDA LIMITED, FIDELITY BROKERAGE
                                                     SERVICES, INC.


---------------------------------------------------- -----------------------------------------------------------------


FISC Ireland Employees                               FEXCO


---------------------------------------------------- -----------------------------------------------------------------

                             THE ETHICS OFFICE, N8A

                                                                       Exhibit H

                            PRE-CLEARANCE GUIDELINES
       ACCESS PERSONS, INVESTMENT PROFESSIONALS AND SENIOR EXECUTIVES ONLY



1.   Receive the appropriate approval*

     A. All employees of any U.S. or Canada-based Fidelity Company regardless of location and FIL employees located in the U.S. need to pre-clear using Online Pre-Clearance:

               - http://w3iis.fmrco.com/preclear

               - HOURS:  10:15AM - 4PM, EST

               - ALTERNATIVELY, CALL THE PRE-CLEARANCE DESK:

                    - EQUITY/FIXED INCOME:  617-563-6109

                    - HIGH YIELD :  617-563-7882

     B. FIL employees based in FIL regional offices should contact the Pre-Clearance Desk in the nearest FIL office:

               - HOURS:  10:00AM - 4PM, LOCAL TIME

                    - UK AND EUROPE: 44-1737-837041, 8-723-7041 INTERNAL

                    - TOKYO:  (813) 5470-4871

                    - HONG KONG:  (852) 2848-1752

2.   Keep a record of your pre-clearance confirmation number.

3. If the transaction is approved, contact the approved broker to place your order.

4.   Keep in mind that pre-clearance is good for the day of execution only.



--------------------
* Pre-clearance is not required for non-reportable securities, currency warrants, rights subscriptions, gifting of securities, automatic dividend reinvestments and options on the following market indexes: S&P 100, S&P Mid Cap 400, S&P 500, Morgan Stanley Consumer, FTSE 100, and Nikkei 225.


                             THE ETHICS OFFICE, N8A

                                                                       Exhibit I

                  REQUEST FOR APPROVAL OF TRADING AUTHORIZATION
                              CORPORATE COMPLIANCE

This requirement refers to a Fidelity employee's family member granting trading power to the employee. Authorization is not permitted prior to specific approval by Corporate Compliance. You will be notified by Compliance if your request is approved. Please note that Compliance will not consider the request until all forms are received and are in proper order. Call Corporate Compliance if you require assistance completing the form or have any questions.

                              EMPLOYEE INSTRUCTIONS

     1. Complete this form and give it to your manager for review and signature.

     2. If your manager approves the request, she/he will forward the request to Corporate Compliance for further review.

     3. A copy of the request form will be returned to you and your manager, whether approved or denied.

     4.   If the request is denied, an explanation will be provided.

                              MANAGER INSTRUCTIONS

     1. Review the form for completeness. If any information is missing, return to the employee to obtain the necessary information.

     2. Determined if the activity is limited to immediate family members or relatives, e.g., spouse, children or other relative who is legally incompetentor mentally incapacitated.

     3. Ensure that the authorization is limited to trading in the cash account in which margin and options transactions will not be effected.

     4.   If you sign the request, you understand that a supervisor will:

               - Approve and document the approval for each discretionary order on the day it is entered.

               - Ensure the order meets the customer's investment objective as noted on the account, and

               - Ensure that the employee does not effect transactions which are excessive in size or frequency in view of the financial resources and character of the customer.

     5. If you feel that proper supervision will not be performed, do not approve the request. Return it to the employee explaining why the request is being denied.

     6. If the form is complete and you determine that the request is valid, sign and return it to Corporate Compliance for approval.


                           CORPORATE COMPLIANCE, G12A

                  REQUEST FOR APPROVAL OF TRADING AUTHORIZATION
                                  Please Print

EMPLOYEE NAME:     _____________________     INTERNAL PHONE #: _________________

SOCIAL SECURITY #: _____________________     EXTERNAL PHONE #: _________________

FIDELITY COMPANY:  _____________________     MAIL ZONE: ________________________

ACCOUNT NUMBER FOR WHICH AUTHORIZATION IS REQUESTED:

--------------------------------------------------------------------------------

NAME OF INDIVIDUAL(S) ON THE
ACCOUNT:
        ------------------------------------------------------------------------

RELATIONSHIP:

--------------------------------------------------------------------------------

REASON OR BASIS FOR REQUEST, E.G., LEGALLY INCOMPETENT OR MENTAL HANDICAP, ETC. PLEASE ATTACH SUPPORTING DOCUMENTATION OR PROOF.
PROOF MAY BE REQUESTED. ATTACH ANY ADDITIONAL INFORMATION.

--------------------------------------------------------------------------------

IF THIS REQUEST IS APPROVED, I UNDERSTAND I MUST DO THE FOLLOWING:

-    PLACE ALL TRADES THROUGH THE EMPLOYEE TRADING GATE.
- INFORM THE TRADING GATE THAT THE ORDER IS BEING ENTERED PURSUANT TO LIMITED TRADING AUTHORIZATION
- EFFECT TRANSACTIONS IN THE CASH ACCOUNT ONLY AND NOT PLACE OPTION ORDERS OR TRADE ON MARGIN.
- ENTER TRANSACTIONS WHICH ARE SUITABLE AND NOT EXCESSIVE IN SIZE, FREQUENCY OR NATURE RELATIVE TO THE CUSTOMER'S OBJECTIVES AND MEANS.

EMPLOYEE SIGNATURE:_____________________________  DATE _________________________

                                MANAGER APPROVAL
BY APPROVING THIS REQUEST, I UNDERSTAND THAT A SUPERVISOR WILL:
- APPROVE AND DOCUMENT THE APPROVAL FOR EACH DISCRETIONARY ORDER ON THE DAY IT IS ENTERED.
-    ENSURE THE ORDER MEETS THE CUSTOMER'S INVESTMENT OBJECTIVE.
- ENSURE THAT THE EMPLOYEE DOES NOT ENTER INTO TRANSACTIONS THAT ARE EXCESSIVE IN SIZE OR FREQUENCY IN VIEW OF THE FINANCIAL RESOURCES AND CHARACTER OF THE CUSTOMER.

MANAGER NAME:

----------------------   ----------------------------   --------     -----------
PLEASE PRINT             SIGNATURE                      MAIL ZONE    DATE

MANAGER PHONE:

--------------------------------                --------------------------------
INTERNAL                                        EXTERNAL

-----------------------------------------------------      ---------------------
COMPLIANCE APPROVAL                                        DATE


                      RETURN TO CORPORATE COMPLIANCE, G12A

                                                                       Exhibit J

             REQUEST FOR APPROVAL OF PRIVATE SECURITIES TRANSACTION
                              CORPORATE COMPLIANCE

This requirement refers to transactions outside the regular course, or scope, of employment with Fidelity Investments, including but not limited to new offerings of securities not registered with the SEC, limited partnerships, private placements and transactions in privately held securities, with or without compensation. It does not apply to transactions involving immediate family members, nor does it apply to personal transactions in investment company and variable annuity securities, FMR shares and subordinated debentures, or to transactions in brokerage accounts that you have previously disclosed to Corporate Compliance.

                              EMPLOYEE INSTRUCTIONS

     1. Complete this form and give it to your manager for review and signature.

     2. If your manager approves the request, she/he will forward the request to Corporate Compliance for further review.

     3. A copy of the requested form will be returned to you and your manager, whether approved or denied.

     4.   If the request is denied, an explanation will be provided.

                              MANAGER INSTRUCTIONS

     1. Review the form for completeness. If any information is missing, return to the employee to obtain the necessary information.

     2. As the employee's manager you are in the best position to know how this proposed transaction could affect the employee's obligation to Fidelity and its customers. If you believe this transaction could adversely affect that relationship, do not sign the form. Return it to the employee.

     3. If the form is complete, sign and date the request and send it to Corporate Compliance for approval.


                           CORPORATE COMPLIANCE, G12A

                                                                       Exhibit J

             REQUEST FOR APPROVAL OF PRIVATE SECURITIES TRANSACTION

                                  Please Print

EMPLOYEE NAME: _________________________     INTERNAL PHONE #:__________________

SOCIAL SECURITY #: _____________________     EXTERNAL PHONE #: _________________

FIDELITY COMPANY: ______________________     MAIL ZONE:  _______________________

Please describe in detail (please list buyer/seller) the nature of the proposed private securities transaction and your involvement in the events: (attach any supporting documents describing the transaction)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

WILL YOU BE COMPENSATED?  YES______      NO______

IF YES, PROVIDE DETAILS (INCLUDE SPECIFIC AMOUNT):

--------------------------------------------------------------------------------

ANY POSSIBLE CONFLICT OF INTEREST WITH FIDELITY AND ITS RELATED BUSINESSES?
YES______     NO______

IF YES, PLEASE DESCRIBE:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

COULD THIS PRIVATE SECURITIES TRANSACTION INVOLVE ANY CUSTOMERS OR VENDORS OF FIDELITY INVESTMENTS?
YES______    NO_____

IF YES, PLEASE DESCRIBE:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

EMPLOYEE SIGNATURE:__________________________          _________________________
                                                       DATE

MANAGER  APPROVAL:

-----------------------     -------------------------   -----------   ----------
PLEASE PRINT NAME           SIGNATURE                   MAILZONE      DATE:


                             FOR COMPLIANCE USE ONLY

---------------------------------------------           ------------------------
COMPLIANCE APPROVAL                                     DATE


                      RETURN TO CORPORATE COMPLIANCE, G12A